Registration No.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      China International Enterprises Corp.
                 (Name of small business issuer in its charter)

           Delaware                         5045                       20-2188353
   (State or Jurisdiction of    (Primary Standard Industrial  (IRS Employer Identification
Incorporation or Organization)  Classification Code Number)             Number)

                           100 Wall Street, 15th Floor
                            New York, New York 10005
                                 (212) 232-0120
          (Address and telephone number of principal executive offices)

                    No.5 Floor 6, Block A, Skyworth Building
     Hi-tech Industrial Park, Nanshan District, Shenzhen, 518057, P.R. China (Address of principal place of business or intended principal place of business)

                                  Norman Fuchs
                           100 Wall Street, 15th Floor
                            New York, New York 10005
                                 (212) 232-0120
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                               Darren Ofsink, Esq.
                                Guzov Ofsink, LLC
                         600 Madison Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 371-8008

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

--------------------------------------------------------------------------------
  Title of each
     class of       Amount to   Proposed maximum  Proposed maximum    Amount of
securities to be       be       offering price       aggregate      registration
    registered      registered      per unit       offering price        fee
--------------------------------------------------------------------------------
$.001 par value    3,600,000    $.10 (2)          $360,000 (2)      $127.12 (3)
per share common
stock (1)
(1) Relates to the resale by the Selling Stockholders identified herein of up to 3,600,000 shares of our Common Stock issued in private placement transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. As of the date hereof, there is no established public market for the common stock being registered. We and the Selling Stockholders have agreed that the selling stockholders will sell at a fixed price of $.10 per share for the duration of the offering. In the event that, following conclusion of the offering, our Common Stock is quoted on the OTC Bulletin Board or other interdealer or quotation system, or listed for trading on a stock exchange, then, at such time, the Selling Stockholders may sell any shares not sold in the offering at prevailing market prices pursuant to Rule 144 or another available exemption from registration.

(3) The registration fee was paid when the preliminary registration statement was filed on February 28, 2005.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      (iii)

                   China International Enterprises Corp.

                             3,600,000 Shares

                               Common Stock
                            -------------------


      This Prospectus relates to the resale of 3,600,000 shares of our common stock, par value $.001 per share, ("Common Stock") by the selling stockholders listed on page 15 of this prospectus (referred to herein as the "Selling Stockholders").

      The Selling Stockholders, by themselves or through brokers and dealers, are offering the shares at the fixed price of $.10 a share. We will not receive any proceeds from the Selling Stockholders' resale of the shares of Common Stock. The Selling Stockholders will receive all proceeds from such sales. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the Selling Stockholders will determine the amount of any applicable underwriting discounts and commissions and the net proceeds at the time of any sale. The Selling Stockholders will pay any underwriting discounts and commissions. The Selling Stockholders and the brokers through whom sales of the securities are made will be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, referred to herein as the "Securities Act".

      Our Common Stock is not publicly traded. An application has been filed with the National Association of Securities Dealers, Inc. for the quotation of our Common Stock on the OTC Bulletin Board, but there is no assurance that the our Common Stock will be quoted on the OTC Bulletin Board or other interdealer or other quotation system or listed on any stock exchange.


       Investing  in our Common Stock  involves a high degree of risk. See "Risk
                  Factors" beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The Selling Stockholders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

                                       (i)

      The date of this prospectus is ___________

      No person is authorized in connection with this prospectus to give any information or to make any representations about us, the Selling Stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.



                             TABLE OF CONTENTS

                                                                    Page No.
                                                                    --------
Prospectus Summary                                                     1
Risk Factors                                                           6
Cautionary Note Regarding Predictive Statements                       14
Use of Proceeds                                                       14
Determination of Offering Price                                       14
Selling Stockholders                                                  15
Business                                                              16
Decription Of Property                                                37
Selected Financial Data                                               38
Management's Discussion andAnalysis of Financial Condition
   and Results Of Operations                                          39
Security Ownership of Certain Beneficial Owners and
   Management                                                         44
Directors and Executive Officers, Promoters and Control
   Persons                                                            45
Executive Compensation                                                48
Certain Relationships and Related Party Transactions                  48
Plan of Distribution                                                  49
Description Of Securities                                             50
Market Price of and Dividends on our Common Equity and
   Related Stockholder Matters                                        52
Legal Proceedings                                                     53
Changes in and Disagreements with Accountants                         54
Indemnification of Directors and Officers                             54
Legal Matters                                                         55
Experts                                                               55
Financial Statements                                                  55
Where You Can Find More Information                                   56

                                      (ii)

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.

                                OUR COMPANY

      On January 31, 2005, China International Enterprises Corp. ("we," "us" or the "Company") entered into a Capital Stock Exchange Agreement pursuant to which we acquired 100% of the outstanding stock of Heng Xing Technology Group Development Limited, a British Virgin Islands corporation which we refer to as "XHT." XHT's only asset is 100% of the stock of Shenzhen Hengtaifeng Technology Co., Ltd., a People's Republic of China ("PRC") corporation we refer to as "HTF." HTF is classified as a wholly-owned foreign enterprise under PRC law by virtue of its ownership by XHT. As a wholly-owned foreign enterprise, HTF can engage in the same business activities as any PRC corporation, without restriction.

      The result of the above transactions, as set forth in the following diagram, is that XHT is now our direct wholly-owned subsidiary, and HTF remains a wholly-owned subsidiary of XHT.



                               China International
                                Enterprises Corp.

                                     | 100%

                              Heng Xing Technology
                                Group Development
                                     Limited

                                     | 100%

                              Shenzhen Hengtaifeng
                              Technology Co., Ltd.


      Neither we nor XHT have any operations or plan to have any operations in the future other than acting as a holding company and management company for HTF and raising capital for its operations.

      Our business is conducted entirely through our operating subsidiary, HTF. HTF is a Chinese software producer which currently markets its products and services exclusively within the PRC. HTF's products are highly specialized applications software which are designed for use in targeted industries and are developed to meet the specified needs of certain of HTF's customers. Once developed, we may seek to market our products to other customers in the same or similar industries. To date, HTF has developed and sold four types of applications software: housing accumulation fund software, credit guarantee software, family planning software and property management software. HTF provides its customers with related systems integration and training services in support of our proprietary products at no additional charge. In addition, we also market certain other companies' software products as a value-added reseller; in such cases, we provide and charge for installation and related systems integration services.

      Housing Accumulation Fund software provides information management and sharing capabilities to a variety of groups of participants in China's Housing Accumulation Fund program, a social welfare program funded by contributions from workers and their employers which provides employees with savings accounts intended to enable them to purchase housing. The program was instituted in 1991 by the PRC Ministry of Construction and is administered by regional Housing Accumulation Fund Centers, which in turn are under the supervision of local governments, the Ministry of Construction and the Ministry of Finance.

      HTF's Housing Accumulation Fund software is available in four versions, which are tailored for use by different levels of participants in the program; a "User" version, which enables the contributing employers and employees to submit and retrieve information regarding the accounts; a "Center" version for use by the local and regional branches which administer the program and manage the contributed funds; a "Bank" version, for use by the commercial banks where the funds are deposited and held; and a Supervisor's version, designed for use by the government agencies which supervise the regional Centers. Sales of Housing Accumulation Fund software accounted for approximately 64% of HTF's revenues in 2004.

      HTF's Credit Guarantee software is designed to provide an information management and record-keeping system for organizations which provide credit guarantees to enterprises seeking to borrow money. China's Credit Guarantee System was established by the National Economic and Trading Commission in 1999 in order to facilitate the financing of small and medium-sized enterprises ("SMEs"), which have difficulty obtaining bank loans. The government-sponsored Credit Guarantee System supplements the existing commercial credit guaranty industry, which is composed of various for-profit commercial enterprises. Under the Credit Guarantee System, government-funded local and regional agencies and non-profit organizations provide guarantees to enable SMEs to obtain loans. HTF's software, which was developed at the request of one such local agency, provides a means of collecting and organizing data from SMEs and performs risk management functions, such as financial analysis, credit evaluation and risk estimation. The software is marketed for use both by participants in the government sponsored system and by private, commercial credit guarantors. Sales of Credit Guaranty software accounted for 9% of HTF's revenues in 2004.

      HTF's property management software was developed as "custom" products designed specifically for use by certain of HTF's Housing Fund Accumulation software customers and related parties. To date, it has been sold only on an occasional basis and has not generated significant amounts of revenues.
Customers currently using HTF's property management software include four government property management bureaus, one commercial real estate developer and one real estate agent.

      The primary function of HTF's property management software is to provide users with access to official government property ownership and use rights registries and enable them to search the databases for records on file. We hope to be able to market our property management software to real estate exchange centers, commercial property management companies, government property management bureaus, real estate developers and real estate agents in the future. No property management software was sold by HTF in 2004; accordingly; there were no revenues generated by this product line in 2004.

      Family planning software is HTF's newest line of products. HTF began developing this product in 2003 for use by government family planning management departments, public education organizations and nonprofit family planning associations, and recently completed its first sales of the software.

      HTF's family planning software is designed for use in connection with the national network for disseminating family planning information which has been established pursuant to a mandate by the PRC government. The product creates a large-scale, networked database that can be accessed by users. Its functional capabilities include data collection and processing, statistical reporting, search engine features, an "early warning" system for monitoring rapid population increases and system maintenance. Sales of family planning software accounted for 4% of revenues in 2004.

      In addition to our four lines of proprietary software products, we also offer software products made by other manufacturers as a value-added reseller. In such cases, we provide installation, configuration and related systems integration services. We currently market products made by two other companies:
Lenovo, which is the largest information technology company in China, and Microsoft(R) sales of such products and services accounted for 23% of revenues in 2004.

                                  THE OFFERING

      This prospectus relates to the resale by the Selling Stockholders named on page 15 of up to an aggregate of 3,600,000 shares of our Common Stock. 1,800,000 of the shares were acquired by three Selling Stockholders under a Capital Stock Exchange Agreement, dated as of January 31, 2005, pursuant to which we acquired all of the issued and outstanding stock XHT (referred to as the "Share Exchange Agreement"). 650,000 shares were issued to American Union Securities, Inc. as partial payment for financial and strategic consulting services provided to us pursuant to an engagement letter dated November 24, 2004. The engagement letter contemplates the provision by American Union Securities, Inc. of financial and strategic consulting and investment banking services related to the Share

Exchange Agreement and to this offering, including advice regarding our capitalization, mergers, acquisitions and similar transactions and assistance in procuring financing. 610,000 shares were issued to Warner Technology and
Investment Corp. as partial payment for certain services provided to us, including assistance in preparing our business plan, introductions to our U.S. accountants and counsel and assistance with our application for listing our Common Stock on the OTC Bulletin Board. The 1,800,000 shares of our Common Stock which were issued pursuant to the Share Exchange Agreement were issued in reliance upon an exemption from Registration provided by Regulation S under the Securities Act for shares issued to non-U.S. persons. We issued the remaining 1,800,000 shares in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private transactions.

                            MARKET FOR OUR SECURITIES

      There is no public market for our Common Stock and a public market may never develop. While we intend to seek a market maker to apply for quotation of our Common Stock on the OTC Bulletin Board, we may not be successful in our efforts, and owners of our Common Stock may not have a market in which to sell our shares. Even if our Common Stock is quoted or listed for trading in a market, there may never be substantial activity in such market and, if there is substantial activity, such activity may not be maintained and no prediction can be made as to what prices may prevail in such market.

                          SALES BY SELLING STOCKHOLDERS

      The Selling Stockholders may offer our Common Stock pursuant to this prospectus in varying amounts and transactions so long as we have not withdrawn this prospectus and it is current under the rules of the Securities and Exchange Commission (the "Commission"). The offering of Common Stock may be through the facilities of the OTC Bulletin Board (if a market maker successfully applies for quotation of our Common Stock) or another reporting system or stock exchange where our Common Stock may be quoted or traded. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the Common Stock. See "Plan of Distribution."

      Our Common Stock is not quoted or listed for trading on any quotation system or securities exchange and there presently is no public market for our Common Stock.

                             OUTSTANDING SECURITIES

      As of January 31, 2005, there were 10,800,000 shares of our Common Stock issued and outstanding.

      An investment in our Common Stock is subject to the risk factors set forth below under the heading "Risk Factors" among others. You should carefully review these Risk Factors before making an investment in our Common Stock.

                             SUMMARY FINANCIAL DATA

      The following table presents summary consolidated financial data of XHT and HTF for the fiscal year ended December 31, 2004 and summary financial data of HTF for the fiscal years ended December 31, 2003 and December 31, 2002. We derived the summary financial data as of December 31, 2004 and for the year then ended from the consolidated financial statements of XHT as of December 31, 2004 and for the year then ended that are included elsewhere in this prospectus. We derived the summary financial data as of December 31, 2003 and for the year then ended from the financial statements of HTF as of December 31, 2003 and for the year then ended that are included elsewhere in this prospectus. We derived the summary financial data as of December 31, 2002 and for the year ended from the audited financial statements of HTF as of December 31, 2002 and for the year then ended, which are not included in this prospectus. We have not included any summary financial data for the Company, as it was not formed until January 31, 2005. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.


                                Fiscal Year Ended
                                -----------------
                                  December 31,
                                  ------------

                                  2004              2003             2002
                              -----------       -----------      -----------
Net revenues                  $ 1,373,079       $ 2,206,757      $   480,295

Income (loss) from
operations                       (131,711)          603,101         (185,224)

Net income                         45,783           707,653         (247,036)

Total assets                    1,963,600(1)      2,820,574(2)     1,453,214(3)

Total liabilities                 296,628(1)      1,201,779(2)       542,756(3)

----------
(1) As at December 31, 2004 (2) As at December 31, 2003 (3) As at December 31, 2002

      Our reporting currency is the U.S. dollar. We use the local currency in the PRC, the Renminbi ("RMB"), as our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. As of February 24, 2005, U.S. $1 = RMB 8.2765.

                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the risks described below in conjunction with other information and our consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. You should pay particular attention to the fact that we conduct our operations in the People's Republic of China and are governed by a legal and regulatory environment that in some respects differs significantly from the environment that may prevail in other countries that you may be familiar with. Our business, financial condition or results of operations could be affected materially and adversely by any or all of these risks.

Risks Related to Our Business
-----------------------------

      We Face Competition In Our Industry.

      We face increasing competition in our industry of developing and marketing software and providing systems integration and related services. A large number of new software competitors enter the Chinese software market each year. Competition is based primarily on price and quality. While we intend to maintain or improve our competitive position through constant improvements in our products, services and operational efficiencies, we cannot assure you that we will be able to do so.

      Our Limited Operating History May Not Serve As An Adequate Basis To Judge Our Future Prospects and Results of Operations, Making Our Business Prospects More Difficult to Evaluate.

      We began operations in 1995. Our limited operating history may not provide a meaningful basis on which to evaluate our business. This means that our historical results may serve as a poor indicator of our future prospects, and investors may find it more difficult to evaluate our prospects.

      Our Inability to Fund Our Capital Expenditure Requirements May Adversely Affect Our Growth and Profitability.

      Our continued growth is dependent upon our ability to raise capital from outside sources. We believe that in order to successfully execute our business plan, we will need at least $5 million of additional capital in the 12-18 months following the date of this prospectus. $1.5 million of this amount will be used to develop our existing business, including the purchase of fixed assets, research and development, software upgrading and testing, marketing and promotion and the hiring of additional employees. The balance would be used as consideration for acquisitions of complementary businesses. We intend to raise the needed financing through sales of our securities. We cannot assure that we will be able to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including:

      o     our financial condition and results of operations,

      o the condition of the PRC economy and the computer software industry in the PRC, and

      o conditions in relevant financial markets in the U.S., the PRC and elsewhere in the world.

      The Company will not receive any of the proceeds from sales of our Common Stock pursuant to this Prospectus.

      We May Not Be Able to Effectively Control and Manage Our Growth.

      If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

      We Do Not Presently Maintain Fire, Theft, Liability or Any Other Insurance, Which Leaves Us With Exposure in The Event of Loss or Damage to Our Properties or Claims Filed Against Us.

      We do not maintain fire, theft, liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. While product liability lawsuits in the PRC are rare and HTF has never experienced significant failures of its software, there can be no assurance that HTF would not face liability in the event of the failure of any of its products.

      We Depend on Large Contracts and a Concentration of Customers; Loss of Any One of These Could Substantially Decrease Our Revenues.

      Our revenue is dependent, in large part, on significant contracts from a limited number of customers. During the fiscal year ended December 31, 2004 approximately 47% of sales were to our 10 largest customers, approximately 30% of our sales were made to our 5 largest customers and approximately 7% of sales were made to our largest customer. For the fiscal year ended December 31, 2003, approximately 59% of our sales were to our 10 largest customers, approximately 45% of our sales were made to our 5 largest customers and approximately 24% of sales were made to our largest customer. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue. Our inability to continue to secure and maintain a sufficient number of large contracts would cause a significant decrease in our revenues, which would negatively affect our operating results.

      We Are Dependent Upon Certain Key Personnel, the Loss of Which Could Leave Us Without Adequate Human Resources.

      We depend, to a large extent, on the expertise and efforts of a small number of individuals with experience in the software industry, ties to international capital markets and existing relationships with Chinese government agencies. Due to the specialized nature of their backgrounds, we may not be able to find suitable replacements were we to lose the services of any of such individuals. This could adversely affect certain of our existing customer relationships or our ability to build new relationships with certain government agencies. We do not carry key man life insurance for any key personnel.

      Our Operating Expenses Will Increase As We Expand and Could Limit Our Profitabilty.

      We anticipate that as we expand our business our overhead for facilities, marketing and advertising costs, administrative costs and other operating expenses will increase. If such increases are not offset by corresponding increases in our revenues, our profitability could be limited or we could incur operating losses.

      We May Prove Unable To Successfully Implement Our Business Plan and Strategies.

      We are still at a relatively early stage in our development and most of our strategies for achieving growth remain largely unimplemented or in the planning and development stage. Furthermore, we will in all likelihood require funding from outside sources to be able to implement our business plan. Since we may not succeed at obtaining the required funding or have access to other necessary resources (including human resources), we cannot ensure that we will, in fact, be able to fully implement all, or any, of our identified strategies, or that, if implemented, such strategies will prove successful.

Risks Related to Operating Our Business in China
------------------------------------------------

      We Face the Risk that Changes in the Policies of the PRC Government Could Have Significant Impacts Upon the Business We Are Able to Conduct in China and on the Profitability of Such Business.

      The economy of China is undergoing a transition from a planned economy to a market-oriented economy. This transition is subject to five-year and annual plans adopted by the PRC Government that set down national economic development goals. Policies of the PRC Government have historically had a substantial effect on economic conditions in China. The Chinese government has confirmed that economic development will follow a model of "market economy under socialism". Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in China will follow market forces. While we believe that this trend will continue, there can be no assurance that such will be the case. A change in policies by the Chinese government could adversely affect our interests by resulting in, among other things: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on currency conversion, imports or sources of supplies; or the expropriation or nationalization of private enterprises. Although the Chinese government has been pursuing economic reform policies for approximately two decades, there is no assurance that the government will continue to pursue such policies or that such policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting China's political, economic and social life.

      The Markets for Our Products Could Diminish or Disappear if the Chinese Government Were to Terminate, Scale Back or Overhaul its Programs.

      We currently develop and market applications software for industry sectors, which are under the direct guidance of Chinese national policy. In some cases, such as Housing Accumulation Funds and Family Planning software, our products are designed either to implement, or specifically for use in connection with, government sponsored and controlled programs. A change or adjustment of PRC national policy would likely have a profound impact on both the programs and the industry sectors associated with them. Were the PRC government to terminate, scale back or make substantial alterations to any such program, it could render our software products associated with the program useless or of limited utility and severely diminish or eliminate market demand for them. In such event, our operating results would suffer severely and we would be forced to either alter our existing products or design and develop new products to replace them.

      We Face the Risk of Piracy of Our Intellectual Property; the Enforcement of Laws to Protect Intellectual Property Rights in the PRC May Not be Sufficient to Protect Against Such Risks.

      For a long period of time, piracy has negatively affected Chinese and foreign software companies doing business in China. Although the PRC government has strengthened its copyright laws and increased its efforts to enforce such laws, we believe that copyright laws and their enforcement in the PRC are still in need of improvement. According to William Lash, U.S. Assistant Secretary of Commerce, "the total amount of fines [for piracy] in the country in 2003 equaled, by my calculation, 1/20th of 1% of the amount of damage caused by piracy." In order to deter piracy, we use certain security measures to protect our products, such as imbedding special check codes in our software. We also deter piracy by frequently upgrading our software products so as to make pirated versions soon obsolete. Finally, we believe that, by operating in specialized application software markets with fewer potential customers and competitors than the general software market, we also lessen the risk of piracy to a certain extent. We believe that such markets, because of their smaller size and sophisticated business and government consumers, are less attractive to potential pirates. Furthermore, the requirements for specialized technical knowledge may also make the software more difficult to obtain and replicate.

      The PRC Laws and Legal System Governing Our Current Business Operations and Contractual Arrangements Are Uncertain, and if We Are Found To Be in Violation, We Could Be Subject To Sanctions.

      There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death or the commencement of bankruptcy or criminal proceedings. We and our subsidiaries are considered "foreign persons" or "foreign funded enterprises" under PRC laws and, as a result, we are required to comply with PRC laws and regulations. These laws and regulations are relatively new and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. PRC has not developed a fully integrated legal system and the array of new laws and regulations may not be sufficient to cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, published government policies and internal rules may have retroactive effects and, in some cases, the policies and rules are not published at all. As a result, we may be unaware of our violation of these policies and rules until some time later. Our contractual arrangements with our affiliated entities are governed by the laws of the PRC. The enforcement of these contracts and the interpretation of the laws governing these relationships is subject to uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, the PRC authorities retain broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business licenses and requiring actions necessary for compliance. In particular, licenses, permits and beneficial treatments issued or granted to us by relevant governmental bodies may be revoked at a later time under contrary findings of higher regulatory bodies. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. We may be subject to sanctions, including fines, and could be required to restructure our operations. As a result of these substantial uncertainties, we cannot assure you that we will not be found in violation of PRC laws or regulations.

      A Slowdown or Other Adverse Developments in the PRC Economy May Adversely Affect Our Customers, Demand for Our Services and Our Business.

      All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC to businesses operating in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The computer software industry in the PRC is relatively new and rapidly growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for computer software. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may substantially reduce the demand for our products and significantly reduce our revenues and profits.

      Inflation in China Could Negatively Affect Our Profitability and Growth.

      While the Chinese economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the Chinese government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, China's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

      Governmental Control of Currency Conversion Will Affect the Value of Your Investment.

      The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

      The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

      The Fluctuation of the Renminbi May Reduce the Value of Your Investment.

      The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into

Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could significantly reduce the value to us of the amounts we receive and increase our capital requirements to continue our business or force us to scale back our operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. To date, however, we have not engaged in transactions of either type. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

      Since 1994, the PRC has pegged the value of the Renminbi to the U.S. dollar. We do not believe that this policy has had a material effect on our business. However, there have been indications that the PRC government may be reconsidering its monetary policy in light of the overall devaluation of the U.S. dollar against the Euro and other currencies during the last two years. If the pegging of the Renminbi to the U.S. dollar is loosened we anticipate that the value of the Renminbi would likely appreciate against the dollar with the consequences discussed above.

      Because Our Principal Assets are Located Outside of the United States and All of Our Directors and Officers Reside Outside of the United States, it May be Difficult For You to Enforce Your Rights Based on U.S. Federal Securities Laws Against Us and Our Officers and Directors in the U.S. or to Enforce U.S. Court Judgments Against Us or Them in the PRC.

      Three of our four directors and officers reside outside of the United States. In addition, HTF, our operating subsidiary, is located in China and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

Risks Related to Our Common Stock
---------------------------------

      Our Officers, Directors and Affiliates Control Us Through Their Positions and Stock Ownership and Their Interests May Differ from Those of Other Stockholders.

      Our officers, directors and affiliates beneficially own approximately 83% of our Common Stock. Li Yuan Qing the Chairman of our Board of Directors and our Chief Executive Officer, beneficially owns approximately 58% of our Common Stock (including shares held by his wife) and is a Selling Stockholder herein. Mr. Li can effectively control us and his interests may differ from other stockholders.

      We Are Not Likely to Pay Cash Dividends in the Foreseeable Future.

      We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

      There is No Trading Market for Our Common Stock.

      Our Common Stock is not listed on any stock exchange nor quoted over-the-counter. There is currently no trading market for our Common Stock and we do not know if any trading market will ever develop. You may be unable to sell your shares due to the absence of a trading market.

      Our Stock is Subject to the "Penny-Stock" Rules, Which May Further Limit the Liquidity of Your Investment.

      In addition, broker-dealers who recommend our common stock to people who are not established customers or qualifying investors must follow special sales procedures, including getting the purchaser's written consent prior to the sale. Our Common Stock is also subject to the "penny stock" rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS." These requirements may further limit your ability to sell your shares.

      Our  Common  Stock  is  Subject  to  Price  Volatility  Unrelated  to  Our
Operations.

      The market price of our Common Stock could fluctuate substantially due to a variety of factors, including the market's perception of our ability to achieve our planned growth, quarterly operating results of other software companies, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock. In particular, news of international political developments affecting China could affect the market prices of our securities more severely than those of other companies.

      We Intend Effect Future Sales of Our Securities, Which Would Dilute the Holdings of Our Current Stockholders.

      We intend to raise $5 million in additional funding to finance our operations over the next 12 to 18 months by effecting sales of our securities, either in a public offering or in a private placement. If we were to sell additional shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, the holders of the currently outstanding shares of Common Stock would experience dilution and a decrease in the value of their holdings.

      CAUTIONARY NOTE REGARDING PREDICTIVE STATEMENTS

      Our disclosure and analysis in this prospectus contain statements that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved.

      Investors are cautioned that our statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed.

      As for the statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these statements. These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

      We undertake no obligation to publicly update any predictive statement in this prospectus, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC after we begin to file such reports. Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from any Selling Stockholder's sale of the shares offered under this prospectus; all of such proceeds will be paid directly to the Selling Stockholders.

                         DETERMINATION OF OFFERING PRICE

      All of the shares being offered for sale by this Prospectus are offered by the Selling Stockholders. Since there is no established public market for our Common Stock or the shares being registered, the Selling Stockholders have agreed to sell their shares at a fixed price of $.10 per share for the duration of this offering.

      The offering price was arbitrarily determined by the joint agreement of the Company and the Selling Stockholders. The offering price does not bear any relationship to our assets, book value, earnings or net worth and is not an indication of the actual value of the shares being offered hereby. Investors should not judge the real or potential future market value, if any, of our Common Stock by comparison to the offering price.


                              SELLING STOCKHOLDERS

      This prospectus relates to the resale of up to an aggregate of 3,600,000 shares of our Common Stock by the Selling Stockholders identified below. There is currently no public market for our Common Stock; accordingly, the Selling Stockholders have agreed to sell their shares at a fixed price of $.10 per share for the duration of this offering. In the event that, following the conclusion of this offering, our Common Stock is listed for quotation on an inter-dealer quotation system such as the OTC Bulletin Board or listed for trading on a stock exchange, then the Selling Stockholders may sell any shares not sold in this offering at prevailing market prices pursuant to Rule 144 or another exemption from registration. We will not receive any proceeds from sales of the shares of Common Stock being offered by the Selling Stockholders through this prospectus. The following table sets forth certain information regarding the beneficial ownership of our securities as of the date of this prospectus by the Selling Stockholders.

--------------------------------------------------------------------------------
Name and             Securities   Percentage  Securities     Amount of    Percentage of
Relationship to Us   Beneficially Ownership   to be          Securities   Securities
                     Owned        Before      Offered        to be Held   to be Held
                                  Offering    for Selling    After        After
                                  (1)         Stockholder's  Offering (2) Offering (2)
                                              Account
--------------------------------------------------------------------------------
Li Yuan Qing         5,400,000    50.0%       1,080,000      4,320,000    40%
--------------------------------------------------------------------------------
Qiu Zhen Liang       2,700,000    25.05%      540,000        2,160,000    20%
--------------------------------------------------------------------------------
Chen Ling            900,000      8.3%        180,000        720,000      6.7%
--------------------------------------------------------------------------------
Warner Technology    610,000      5.6%        610,000        0            0
and Investment Corp.
--------------------------------------------------------------------------------
American Union       650,000      6.0%        650,000        0            0
Securities, Inc.
--------------------------------------------------------------------------------
Huakang Zhou         540,000      5.0%        540,000        0            0
--------------------------------------------------------------------------------

----------
(1) Based on 10,800,000 shares outstanding as of January 31, 2005.

(2) Assumes the sale of all shares offered by the Selling Stockholders.

      American Union Securities, Inc. is a registered Broker-Dealer and a member of the National Association of Securities Dealers, Inc. American Union Securities is controlled by Mr. John Leo, who owns over 75% of the outstanding equity.

      Warner Technology and Investment Corp. is controlled by Mr. Huakang Zhou. Mr. Zhou owns approximately 1% of the outstanding equity of American Union Securities, Inc. In addition, Mr. Zhou's son, Peter Zhou, owns approximately 20% of the outstanding equity of American Union Securities, Inc.

      At the time when the shares offered hereby were purchased, none of the Selling Stockholders had an agreement or understanding, directly or indirectly, with any purchasers to distribute the shares.


                                    BUSINESS

      The Company is a holding Company for XHT, which is a holding company for, and owns 100% of HTF. HTF is a provider of applications software and system integration services in China. Specifically, HTF develops and produces Housing Accumulation Fund Software, credit guarantee management software, family planning software and property management software. HTF also provides related systems integration services to customers purchasing its proprietary products at no additional charges. In addition, HTF markets software products produced by other companies as a value-added reseller; in such cases, HTF provides installation and related systems integration services at an additional cost to the customer.

      Our U.S. executive offices are located at 100 Wall Street, 15th Floor, New York, New York 10005 and our telephone number is 212-232-0120. HTF's principal offices are located at No.5 Floor 6, Block A, Skyworth Building, Hi-tech Industrial Park, Nanshan District, Shenzhen, 518057, P.R.China. Shenzhen is a southern Chinese city which is located near Hong Kong.

      We were incorporated in Delaware on January 13, 2005. On January 31, 2005, we entered into the Share Exchange Agreement, pursuant to which we acquired 100% of the outstanding stock of XHT from its three shareholders. XHT's only asset is 100% of the stock of HTF, a PRC corporation that is classified as a wholly-owned foreign enterprise under PRC law by virtue of its ownership by XHT.

      Our core product is Housing Accumulation Fund software, which accounted for 64% of our revenues in 2004. HTF entered this market in 1996 and has more than 110 customers in over 20 provinces throughout China.

      We have also developed and are marketing credit guarantee management software. Since its development in 2003, this product has experienced rapid sales growth. We believe our product is the first credit guarantee software available in China, and as of the date of this prospectus, we are not aware of any other professional software company that is marketing a competing product.

      We have also developed and recently commenced marketing family planning software, which accounted for accounted for 4% of our revenues in 2004.

      We have also developed property management software at the request of certain of our Housing Accumulation Fund software and related customers. So far, sales of property management software have been sporadic and have not generated significant revenues. We did not sell any property management software in 2004.

      We do not charge customers purchasing our proprietary software products separately for related systems integration services; however we also provide and charge for such services as a value-added reseller of other companies' products. Sales of value--added systems integration services accounted for approximately 23% of our revenues in 2004.

Products and Services
---------------------

      Housing Accumulation Funds Software
      -----------------------------------

      The system of a public accumulation fund for housing construction in China was introduced in 1991 by the PRC Ministry of Construction. "Housing Accumulation Funds" are long-term housing reserve accounts which are maintained for the benefit of employees and are funded with mandatory contributions by both the employees and their employers. The contributions are deposited in accounts at designated commercial banks ("Bank") and managed by regional Housing Accumulation Fund Management Centers ("Centers"), which in turn are supervised by local governments, the PRC Ministry of Construction and the PRC Ministry of Finance (collectively referred to as "Supervisors").

      Although employees own their respective shares of the Housing Accumulation Funds, they do not have any control over the investment of the funds. An employee can withdraw his or her respective share of the funds in any of the following situations: to purchase, build or renovate a home; to retire; if unable to work; if the employee is relocating outside of China; if the employee is repaying debt secured by a mortgage; or if the employee's rent exceeds a designated percentage of his salary.

      The Housing Accumulation Fund program was established by the PRC Government as a social welfare system in an attempt to address the problems of low employee salaries and insufficient savings for purchasing housing. It was designed as a stable, long-term reserve fund for improving housing conditions. The PRC Central Government State Council issued "Administrative Regulations for Housing Accumulation Funds" on March 24, 2002 to promote and more effectively manage the system. By the end of 2002, the regulations had been adopted in nearly 2,000 counties across China and the total amount by the PRC Government deposited in the system had reached approximately RMB 500 billion (approximately U.S. $62.5 billion).

      HTF developed its first version of Housing Accumulation Fund software in 1996. By the end of 2003, HTF had sold a total of over $6 million of such software. HTF currently holds registered PRC copyrights on this product series and sells to over 110 customers in over 20 provinces in China. HTF had $1,016,000 in revenues for this product series in the fiscal year ended December 31, 2003, and $885,700 in the fiscal year ended December 31, 2004. Approximately 67.9% of sales of Housing Accumulation Fund software were made to the ten largest purchasers and 46.2% to the five largest purchasers of this product.

      Our Housing Accumulation Fund software provides a complete, computerized information management solution for the national Housing Accumulation Fund Management system. The Housing Accumulation Fund system involves four types of users: Housing Accumulation Fund Management Centers, which are local government agencies that manage and administer the system; Supervisors, as described above; designated commercial banks where the contributed funds are deposited and held; and the participating employees and employers, which include a large number of government offices, state-owned and private companies, for-profit and non-profit organizations that contribute to the funds (collectively "Units").

      HTF offers four versions of its Housing Accumulation Fund software --- a "Center version", a "Supervisor version", a "Bank version" and a "Unit version". Each of these versions was developed to serve the specific needs of the various groups of participants, allowing them to create, manage and analyze a database of information relating to Housing Accumulation Funds, including employee information, deposits and withdrawals, individual loans, housing subsidies, housing purchases and sales, property records and other information. HTF believes it was the first company to bring Housing Accumulation Fund software to market, and, to our knowledge, it is still the only company in the industry that offers multiple, user-specific "versions" of this type of software.

      The four versions of software are compatible with each other and with products sold by other companies, allowing data to be migrated and reconciled from one user's system to another.

      Thus, the original data recorded by each Unit (including personal and account information for each employee participating in the system) is automatically submitted via telephone modem or through an internet network to its regional Center, which records the information in the designated employee account and automatically produces relevant documentation for each account. The documentation is then forwarded to the designated bank for the fund, which performs clearing and settlement using the Bank version software.

      Supervisors can use their version of the software to retrieve relevant data from the Centers and the Banks and receive detailed information concerning deposits, withdrawals and loans through the statistical reporting and analytical functions.

      At the end of each month, users can run checks through a special "module" to reconcile their information with that of the other users in the system, thereby ensuring the accuracy of data at each point in the system. Centers can also use the software to produce statistical reports and perform analysis for decision-making.

      Our software replaces the previous system of manual input and handling of information, which often produced errors, especially with the dramatic increase in the number of employees participating in the system, and which we believe was inefficient. We believe that by automating many of the recordkeeping functions which were formerly performed by hand, our software system provides more scientific, robust, and efficient management for the national Housing
Accumulation Fund system and standardizes the flow of information among the various different types of users in the system.

      The design and operation of any applications software must be based on certain operating systems and database platforms. The software structure design must also meet the needs of clients' current and future businesses. We believe that HTF's Housing Accumulation Fund software series meets these criteria. Our products are compatible with most international operating systems and database platforms, and are designed to meet the complicated needs of different customers, as described below. Certain characteristics of HTF's Housing Accumulation Fund software are set forth below:

      o     Operating  system:  supports  Microsoft  Windows and UNIX  operating systems
      o     Development platform: Sybase Powerbuilder
      o Database: simultaneously supports multiple databases such as Microsoft SQL Server, Informix, Oracle and Sybase.
      o Software system structure: combines B/S (internet browser server maintained by the internet service provider) and C/S (the local area network server maintained by customer)

      HTF's software products are designed with various different functions packaged in discrete modules; this modular design allows users to select individual functions according to their specific needs when purchasing our software. We believe that this ability to customize the functionality of our products to meet the specific needs of our customers will enable us to effectively address their changing requirements.

      Credit Guarantee Software
      -------------------------

      In 2002, at the request of the Shenzhen City Small-to-Medium-Sized Enterprises Credit Guarantee Center, HTF began to develop its credit guarantee software. The project was funded by a $36,000 (RMB 300,000) grant from the Shenzhen Science & Technology Bureau, which we received in 2003. In September 2003, HTF released its first version of the software, "Credit Guarantee
Management Information System," which was then successfully implemented in Shenzhen City Small-To-Medium-Sized Enterprises Credit Guarantee Center. The product generated approximately $35,000 (RMB 290,000) of revenue in 2003 and approximately $120,000 (RMB 995,000) in revenue in 2004. Sales of the product accounted for 9% of revenues in 2004.

      China's Credit Guarantee System was established by the National Economic and Trading Commission in 1999 in order to facilitate the financing of small and medium-sized enterprises ("SMEs"), which have difficulty obtaining bank loans. The government-sponsored Credit Guarantee System supplements the existing commercial credit guaranty industry, which is composed of various for-profit commercial enterprises. Under the Credit Guarantee System, government-funded local and regional agencies and nonprofit organizations provide guarantees to enable SMEs to obtain loans.

      HTF's software provides a means of collecting and organizing data from SMEs and performs risk management functions, such as financial analysis, credit evaluation and risk estimation. The software is marketed for use both by participants in the government-sponsored system and by private, commercial credit guarantors.

      At present, HTF's credit guarantee software is sold to 12 credit guarantee organizations in Shanxi, Jiangshu, Ningxia, Guangdong, Neimeng, Shandong and other provinces. In 2004, approximately 73.9% of sales were to the five largest customers for this product.

      As of the date of this prospectus, we are not aware of any other credit guarantee software available in China. Furthermore, we believe that our existing relationships with municipal credit guarantee organizations which purchase our software will enable us to retain a large market share for this product even if competitors enter the field. Based upon statements by the President of China Economics Technology Investment Guarantee Co., Ltd., we estimate that in several years there will be approximately 5,220 credit guarantee entities in China. Assuming an average price of approximately $12,100, (RMB 100,000) per system, we estimate that the potential market for this product may be up to $63 million (RMB 521,419,500).

      HTF's credit guarantee management software is based on the Microsoft(R) Visual Studio.net software development platform and database technology. Some basic specifications of the software are as follows:

      o Operating system: supports Microsoft Windows(R) operating system but can also be operated on IBM and HP UNIX operating systems.
      o     Development platform: Microsoft Visual Studio.net
      o Database: capable of supporting various different databases such as Microsoft SQL Server, Oracle and Sybase.

      As with our Housing Accumulation Fund software, HTF's credit guarantee software is packaged in modules, allowing users to "customize" their systems by selecting and purchasing particular functions to meet their needs. Presently available functions for this software include business flow control, risk management, data analysis, and decision-making features. It also has two general application modules: a document management module and an office management module, which provide assistance to customers in their daily operations.

      Property Management Software
      ----------------------------

      HTF has developed property management software and real estate exchange and information management systems pursuant to the request of several of its Housing Accumulation Fund software customers and related parties. The software was originally developed as "custom" products and, to date, has been sold only on an occasional basis. Customers currently using our property management software include four government property management bureaus, one commercial real estate developer and one real estate agent. We did not sell any property management software in 2004.

      In China all records related to rights to use real property are filed at local and regional "Real Estate Exchange Centers," which maintain official databases of such information, Real Estate Exchange Centers are subject to supervision by property management bureaus regulated by the PRC Ministry of Construction.

      The primary function of our property management software is to enable users to access official government property ownership and use rights registries. Users can search for official documents on file and process and analyze information relating to property ownership. Although there were no sales of this product in 2004, we have continued to update the software and believe that it could potentially be marketed to the general real estate industry in China. This would include Real Estate Exchange Centers, property management bureaus, commercial property management companies and a large number of real estate agents.

      t 6 0 We estimate that in China there are over 3,000 Real Estate Exchange Centers, about 300 property management bureaus, over 1,000 commercial property management companies and a large number of real estate agents. Based on the foregoing, we estimate that the total potential market for property management software and related systems integration services, which includes various applications software, system software platforms, systems integration and software upgrade services, is approximately $145 million (RMB 1.2 billion).

      Family Planning Software
      ------------------------

      Family planning software is HTF's newest line of products. HTF began developing this product in 2003 for use by government family planning management departments, public education organizations and nonprofit family planning associations, and recently completed its first sales of the software. In 2004, all sales of family planning software in 2004 were made to fewer than five customers.

      Family planning is a basic national policy which was officially instituted by the PRC government during the 1970's and 1980's. The PRC government has committed to building a national network for disseminating population and family planning information by 2006. This plan calls for 80% of China's 3,000 counties to have access to a central information system for child-bearing age women by the end of 2005.

      HTF's family planning software is designed for use in connection with such central information system. It creates a large-scale, networked database that can be accessed by users without connecting to the internet and automatically switches between the "online" and "offline" status. The system combines the "internet browser server and client local server" structure.

      HTF's population and family planning management software provides such functions as data collection, processing, statistical reporting, search engine capabilities, an "early warning" system for monitoring rapid population increase and system maintenance. The system is used by different levels of government family planning management departments, public education organizations and family planning associations. The system is intended to automate the input, processing and analysis of information, thereby enabling faster information exchange than is currently possible under the existing manual input system. In addition, by creating a central database which can be accessed by various organizations throughout China, our system will allow for increased sharing of information and data resources, which we believe will improve the quality and consistency of services offered by the organizations participating in the network and allow such organizations to operate more efficiently.

      Based upon recent population and demographic statistics, we estimate that the number of potential users of the software is over 400,000. Sales of family planning management software accounted for 4% of revenues in 2004.

      Systems Integration Services
      ----------------------------

      In addition to our four proprietary lines of software products, HTF also markets software products produced by other companies as a value-added reseller. In such cases, HTF provides value-added services, such as installation, configuration and similar systems integration services, for an additional charge over the "base" price of the software. HTF currently has agreements with Lenovo, Inc. (the largest information technology company in China) and Microsoft(R) Corporation pursuant to which we sell value-added systems integration services. Sales of such services accounted for approximately 23% of revenues in 2004. Approximately 74.5% of sales of systems integration services were made to our 10 largest purchasers and 55.3% of sales were made to the 5 largest purchasers of the services.

The Overall Computer Software Market in China
---------------------------------------------

      The overall market for computer software in China has experienced rapid growth in recent years. Considered to be a "strategic industry" by the PRC government, the software industry has received strong support from the PRC government in the form of grants and other funding to individual companies, rewards, preferential tax treatment, patronage by government organizations seeking to establish computerized information and record-keeping systems and encouragement of software exports. According to the PRC Ministry of Information Industry, China's software market grew an average of 36% per year from 2000 to 2003.

      HTF has received $36,000 (RMB 300,000) from the Shenzhen Science & Technology Bureau and $60,459 (RMB 500,000) from the National Development and Reform Committee for research and development of our credit guarantee software, and a rent subsidy of $1,545 (RMB 12,780) per month from Shenzhen Software Enterprise Zone Management Center, the branch of Shenzhen Municipal Hi-Technology Office, for locating our facilities in the Shenzhen Software Enterprises Zone. In addition, as a producer of its own software, from June 2000 through December 2010, HTF is eligible for 14% of the 17% Value Added Tax it pays to be returned to it. If the returned funds are used for operations, the payments are exempt from income tax.

      Modernization efforts prevalent throughout China have created strong demand by national, provincial and local governments for computerized data reporting and information management and exchange capabilities. In addition, China's recent entry into the World Trade Organization and the concomitant reformation and restructuring of many of China's traditional industries to be more competitive has greatly increased the demand by private industry for various operations-related software applications. Given China's status as a "developing nation," we believe that this growth in demand will continue well into the future. To date, much of the Chinese software industry's product offerings have consisted of highly specialized or "customized" products which are targeted towards specific industries or geographic markets and have limited uses for larger, more general audiences. According to China Computer World Research, a Chinese marketing and research consulting firm, industry-specific products accounted for roughly 61% of all domestic software sales, while PRC Computer Journal reported that exports accounted for roughly 11.27% of total software sales in 2002. Because design of these products requires specialized knowledge of the Chinese government and government programs and industries specific to China, we believe that barriers to market entry for foreign competitors are high.

      In addition, the Chinese software market is highly fragmented, with a large number of small companies. We believe that this creates an opportunity for us to achieve growth and improve our profitability through consolidating acquisitions, which will enable us to realize economies of scale in our operations.

      According to the statistics of the PRC Ministry of Information Industry, China's software industry, including software and systems integration, had total sales of $19.7 billion (RMB 163.3 billion) in 2003, an increase of 48.5% from $13.3 billion (RMB 110 billion) in 2002, and averaged 36% annual growth in revenues  from 2000 to 2003.  According  to the  February  2, 2004  issue of PRC
Computer Journal, software exports by Chinese companies also increased from approximately $400 million (RMB 3.31 billion) in 2000 to approximately $720 million (RMB 5.96 billion) in 2001 and $1.5 billion (RMB 12.41 billion) in 2002, with an annual growth rate of 93.6%.

      Under the Software Products Registration Administrative Regulations promulgated by the PRC Ministry of Information Industry (the "Ministry") in 2001, no software products are permitted to be sold in the PRC unless they are registered with the local authority designated by the Ministry. All of our products are registered with the State Economic Development Bureau and Shenzhen Information Offices.

      In addition, HTF was designated a "National Certified Software Company" in 2002. Under the regulations promulgated by the Ministry, "National Certified Software Company" status is accorded only to software companies which own the intellectual property rights to their products and have at least 50% of their employees engaged in research and development. The Company recently hired additional employees, bringing our total number of employees to 68;we intend to hire additional Research and Development employees and thereby regain compliance with the requirement. While such status is not required to produce or sell software in the PRC, it entitled us to certain privileges and benefits.

      Because HTF is a National Certified Software Company, we have received research and development grants of $36,000 (RMB 300,000) from the Shenzhen Science and Technology Bureau and $60,459 (RMB 500,000) from the National Development and Reform Committee to develop our credit guarantee software.

      According to the PRC Ministry of Information Industry, by the end of 2002 China had 6,282 National Certified Software Companies, 10,900 registered software products and 11 national software bases. (A software base is a special zone where companies may receive benefits, such as lower rent and access to comprehensive software testing facilities and training centers.) At present there are 500,000 people employed in the software industry in China, 250,000 of whom are professionals dedicated to software research and development. There are also another 400,000 people who work in other industries in China, but who are engaged in software applications research and education.

      The PRC software market includes three segments: software products, systems integration and software services, which constitute 51%, 33% and 16% respectively.

[logo China software market growth]

[logo Composition of China's software industry]

[logo China's software market]

      The PRC Ministry of Information-Industry estimated that total sales of software and information system products in China in 2004 were approximately $25.4 billion (RMB 210 billion), an increase of 29% over 2003. Sales of software products in 2005 are expected to be $30.27 billion (RMB 250 billion), a 19% increase from 2004.

      Software products include system software and applications software. System software markets are mostly dominated by foreign software manufacturers, while most Chinese software companies are dedicated to the applications software market.

      China Computer World Research, a marketing research and consulting firm in China, divides applications software products into three categories: industry-specialized software, general enterprise software, and generally-used software.

      Industry-Specialized Software is software that is designed for use in a particular industry such as telecommunications finance or taxation. All of HTF's products - Housing Accumulation Fund software, credit guarantee software, property management software, and family planning software, are Industry-Specialized Software products.

      General Enterprise Software is software that is designed to perform a specific, particular function (such as accounting) but can be used in a number of different industries.

      Generally-Used Software is software that is designed to perform a basic computing function (such as internet web browsing, word processing or anti-virus protection) and is widely used by government, commercial enterprises and individuals both in business and for personal or recreational purposes.


[logo Composition of China's application software sector]

      According to the Software Industry Annual Report 2003-2004 published by China Computer World Research, in 2003, the Chinese applications software sector had total sales revenue of approximately $3.04 billion (RMB 25.17 billion). Of this amount, Industry-Specialized Software accounted for 61%, with $1.85 billion (RMB 15.33 billion) in total revenue, a 21.4% increase over the previous year. General Enterprise Software accounted for 29% of total sales and Generally-Used Software accounted for 10% of total sales.

Housing Accumulation Fund Software Market.

      China has 31 provinces and 4 municipalities directly under the PRC central government, in which are located in 332 cities and 2,860 counties. According to the "Administrative Regulations for Housing Accumulation Funds," every city must have one Center and every county must have branch Centers. We estimate that every Center will have at least two banks to work with, that every Center will have about 1,500 Units (employers that deposit funds), and every branch Center will have 350 Units. Therefore, we estimate that there will be approximately 332 Centers, 2,860 branch Centers, more than 6,000 Banks (branches of the five national commercial Banks), and more than 1.5 million Units which can be potential users of our Housing Accumulation Fund software.

      The cost of our Housing Accumulation Fund software to different types of users can vary significantly depending upon which function modules are selected and purchased. The four versions available incorporate different sets of functions and therefore vary substantially in price. For example, the price of the Unit version software is much less than that of the Center version software because it includes fewer function modules. In addition, the Center version software, which incorporates multiple modules, can vary in price depending upon the number and type of modules selected by the customer.

      Based upon the foregoing, we estimate the potential total size of China's Housing Accumulation Fund software market at over $5 billion (RMB 42.3 billion). Within such market, the total market for applications software is approximately $430 million (RMB 3.53 billion), the total market for related systems integration services approximately $4.4 billion (RMB 36.02 billion), and the market for other related software services is approximately $170 million.

      Aside from large demand for software and systems integration services from Centers, Banks and employers, we believe that there may also be increasing demand for software and system upgrade services. While a recent reorganization of the Housing Accumulation Fund Center system has temporarily decreased the demand for our Housing Accumulation Fund software, we believe that, once the reorganization is completed, there will be an increase in demand for software updates and upgrades. Our goal is to maintain our market position and expand.

Credit Guarantee Software Market

      Historically, China's SMEs have had difficulty gaining access to financing, particularly bank loans. This has hindered the development or even the survival of many SMEs. The PRC government's establishment of a national SME Credit Guarantee System was intended to provide a solution for SME financing.

      On January 1, 2003, the "Small-to-Medium-Sized Enterprises Promotion Act" was released. The law ensures legal protection for various credit guaranty organizations that provide credit guarantees to SMEs. The Act stipulates that county level and higher government organizations establish and promote a government-funded SME credit guarantee system, to supplement the commercial credit guaranty industry and create an environment conducive to SME financing. The system is composed of three levels of credit guarantee organizations: government credit guarantee entities, commercial credit guarantee entities, and inter-enterprise financing guarantee entities.

      The number of credit guarantee entities has increased from 203 in 2000 to 582 in 2001, 848 in 2002, and over 1,000 by year-end 2003. These entities are spread over all of China's 31 provinces except Tibet, with annual growth of 125%, according to the Small-to-Medium Sized Enterprises Net website. These entities have guaranteed a total of approximately $14.3 billion (RMB 117.9 billion) of loans for 48,318 enterprises. We believe that this high growth rate reflects strong government backing and pressing demands from SMEs for credit guarantees.

      Currently, only a small number of the more than 1,000 existing credit guarantee organizations have computerized systems for their operations flow and service management. According to the President of China Economic Technology Investment Guarantee Co., Ltd., the total market for credit guarantee software and systems integration could be as large as $68 million (RMB 558 million).

      We believe that the credit guarantee software business will be HTF's fastest growing segment for the foreseeable future. The annual sales of this product were $38,000 (RMB 314,507) in 2003 and $120,200 (RMB 993,180) in 2004.
As of the date of this prospectus, we are not aware of any other applications software companies that have developed a software system that targets the credit guarantee industry.

Property Management Software Market
      As previously discussed, sales of our property management software to date have been sporadic, as our products have been designed to the particular specifications of a handful of customers; however, we believe our products will prove suitable for use by the general property management industry.

      We estimate that in China there are over 3,000 Real Estate Exchange Centers, about 300 property management bureaus, over 1,000 commercial property management companies and a large number of real estate agents. Based on the foregoing, we estimate that the total potential market for property management software and related systems integration services, which includes various applications software, system software platforms, systems integration and software upgrade services, is approximately $145 million (RMB 1.2 billion).

Family Planning Software Market

      The family planning software market is composed of various levels of government family planning management departments, public education organizations and family planning organizations. Currently, there are approximately 2860 counties in China, each of which has at least 130 branch offices dealing with population and family planning. We estimate the total number of potential users for family planning software at over 400,000.

      Shortfalls in local and regional government budgets, combined with additional government funding requirements due to the recent outbreak of SARS (Severe Acute Respiratory Syndrome) in China, have resulted in cutbacks in funding for implementation of China's national family planning policies. As a result, the market in many provinces for family planning software has been weak over the past two years. Accordingly, we have concentrated our marketing efforts on certain provinces such as Guangdong Province, where strong economic development has generated higher tax revenues for local governments.

Competition

      The market for software products is highly competitive, with a large number of new companies entering the Chinese market each year. Although competition is largely on the basis of technological innovation, functional design and price, conditions vary according to the type of software involved. Foreign companies currently have a clear advantage over Chinese companies in system software; however, in the field of applications software, where there is a great need for specialization, we believe that local Chinese software enterprises have unique advantages.

      The first such advantage comes from product localization; the design of applications software requires an in-depth understanding of local business customs, management systems, culture and traditions. A second advantage enjoyed by local Chinese companies comes from service localization; because of the logistical barriers involved, it is more difficult for foreign companies to establish a national service network to support their products within China in a short time period.

      HTF develops industry-specialized applications software and principally serves domestic Chinese customers. Our software products are, to a large extent, based on Chinese platforms and interfaces; we believe that it is more difficult for foreign businesses to develop and sell specialized applications software in China because they do not have the depth of understanding of local business customs.

      At present, the domestic Chinese applications software market is very fragmented. There are many identified subsectors, such as accounting software, translation software, commercial software and Chinese system-based management software. We do not directly compete with companies producing products in other subsectors. In addition, many of our competitors and potential competitors are small companies with limited resources and undiversified product lines.

      Competition in the Housing Accumulation Fund Software Market

      Because Housing Accumulation Fund software is a very specialized market, there are only a small number of companies that compete in this market. Our three major competitors in this market are:

- Beijing Jintianpeng Software Technology Co Ltd. -- This company entered the Housing Accumulation Fund software market in 1999 through its relationship with clients in the oil industry. The Housing Accumulation Fund software is that company's only product.
- Beijing Zhongfangyuan Housing Reformation and Information Network Co Ltd. This company is a subsidiary of China Urban Housing System Reform Committee and entered the market in 1996. It has a strong industry background and, as a state-owned company, has access to government funding and resources; however, its business is limited to providing software services to the several municipalities directly under the control of the PRC central government.

- Xi'an Gildsoft Technology Development Co Ltd. -- This company was founded in 1998. Its key employees were formerly top-ranking personnel of Xi'an Province Housing Accumulation Fund Management Center. Therefore, this company has expertise in dealing with local governments and established relationships with many government agencies. The following graph shows the respective market shares of HTF and our competitors as of year-end, 2001:

[logo Major players and their market shares in the housing accimulation fund software market (year 2001)]

      Competition in the Credit Guarantee Software Market

      We are not aware of any other commercial software company that offers a product in direct competition with our credit guarantee software in China. Some credit guarantee centers have begun to use software platforms similar to ours; however, we believe that such platforms do not have the technical function, work-flow definition and product flexibility offered by our product.

      Competition in the Family Planning Software Market

      Our closest competition in the family planning software market is Shenzhen WanGuo Software, which developed the "Pregnant-age Women Pregnancy Planning Information Management System" in 1998 for customers such as Shenzhen Municipal Population Planning Commission which is part of Shenzhen Municipal Government and its subsidiaries. Due to the lack of post-sale service, however, Shenzhen Municipal Government has stated that it will change to a new system.

      Another major competitor of ours is Shenzhen MaiKeLong: This company has a special relationship with the National Population Planning Commission. Their products are currently in use throughout Guangdong province as well as part of Beijing Municipality and Fujian Province. We believe that Shenzhen MaiKeLong is our most powerful competitor.

      There are also a number of companies whose products are marketed only on a local or regional basis. These include: Luzhou HongSheng Technology, whose software products are only promoted in the 52 counties of Luzhou Municipality; Guizhou XinTian PC, which is located in Zunyi Municipality and its 13 counties; Zhengzhou YueTai Software, which is a local company whose products are sold in Henan Province; and Hunan JinQiao Software, which is a subsidiary of the Hunan Province Population Planning Commission.

      Competition in the Property Management Software Market

      Currently, there are three types of entities in China which are engaged in the development of property management software. The first category includes professional software companies, such as Huangzhou Aowei, HTF and Chuanda Software. The second category of entities currently involved in developing property management software is non-professional computer companies. Although such companies can develop systems for their customers, they lack the ability to maintain and update the software and focus on marketing hardware rather than software. The third category of property management software developers consists of government Housing Departments, which sometimes employ their own professionals to design and develop the software they use. In many cases, Housing Departments rely upon a single professional for software development and system maintenance, and therefore are limited by a lack of resources.

Research and Development Activities

      Most of our products were originally developed according to specifications supplied by a particular customer, who also typically provides funding for the projects. If we judge that certain products have long-term market promotion value, we may invest additional time and our own resources in order to improve and commercialize them. In 2003, we invested an aggregate of $125,657 (RMB1,040,000) in research and development activities, 65% of which was used for improving our Housing Accumulation Fund and Property Management software and 35% of which was used to develop our credit guarantee and family-planning software. In addition, we received $525,998 (RMB 4.35 million) from our clients for research and development. In 2004, we invested an aggregate of $179,339 (RMB 1,484,300) in research and development activities, 58% of which was used for the improvement of our credit guarantee software and 42% of which was used for the improvement of our Housing Accumulation Fund Management Software. We also received $108,827 (RMB900,000) from our clients for research and development. As of December 31, 2004, we employed 33 people who were engaged in research and development activities.

Intellectual Property

      All of our products are protected under the PRC Copyright Law, which was enacted by the General Committee of the PRC National People's Representative Committee in 1991, and the PRC Computer Software Protection Regulations ("Software Regulations") promulgated by the PRC State Counsel in 2001.

      Under the PRC Copyright Law, a copyright protects both the design of a software product and the name of the product. Copyrights are granted for a term of 50 years from the date of first publication or, if there is no publication, from the date of development. Publication is not necessary to obtain copyright protection in the PRC.

      Under the PRC Copyright Law, a copyright entitles its owners to obtain various injunctions against infringers. These include an injunction against further infringement, an injunction to preserve evidence of infringement and an injunction freezing the infringer's bank accounts. In addition, an aggrieved copyright owner can also seek monetary damages, either by means of a lawsuit or through arbitration. As previously discussed, there are many uncertainties in China's legal system, and enforcement of intellectual property rights has been difficult. In the event that we are unable to enforce our copyrights, we might not be able to obtain one or more of the foregoing forms of relief.

      We have registered the following products with the National Copyrights Bureau of the PRC.

Registered Names                        Registered No.   Date of Issuance
                                                         and Term
--------------------------------------  ---------------- ----------------
1. HOUSING property exchange and        Registered No.   01/15/2001;50
information management system V2.0      2001SR0147       years from
                                        Soft. No.0007080 08/01/2000
2. HOUSING accumulation fund            Registered No.   01/15/2001;50
management software (Office version) V  2001SR0145       years from
1.0                                     Soft. No.0007078 09/01/2000
3. HOUSING accumulation fund            Registered No.   01/31/2001;50
management center software (C/S         2001SR0222       years from
version) V3.0                           Soft. No.0007155 04/13/1998
4. HOUSING Estate Property Management   Registered No.   01/15/2001;50
Software V2.0                           2001SR0146       years from
                                        Soft. No.0007079 08/01/2000
5. HOUSING(R) House Property Application  Registered No.   06/10/2002;50
Information Management (IC card)        2001SR0138       years from
System (C/S Version) V1.0               Soft. No.000138  11/10/2001
6. HOUSING(R) accumulation fund personal  Registered No.   07/12/2002;50
loan management system V1.0             2001SR1184       years from
                                        Soft. No.001184  10/08/2001
7. HOUSING(R) Record Management V1.0      Registered No.   07/15/2001;50
                                        2001SR1205       years from
                                        Soft. No.001205  09/10/2001
8. HTF OA system V1.0                   Registered No.   01/20/2003;50
                                        2001SR0464       years from
                                        Soft. No.005555  06/06/2002
9. HTF Population& Family-planning      Registered No.   12/09/2003; 50
Management Software V2.0                2003SR12654      years from
                                        Soft. No.017745  05/01/2003
10. CGC Credit Guarantee Management     Registered No.   12/02/2003; 50
Information System (GMIS) V1.0          2001SR12275      years from
                                        Soft. No.017366  08/01/2003
11. HOUSING(R) Subsidy Management System  Registered No.   09/01/2003; 50
V3.3                                    2001SR9331       years from
                                        Soft. No.014422  01/27/2002

      We are the sole owner of all of the above copyrights except our CGC Credit Guarantee Management Information System, which we own jointly with the Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center. Under the PRC Copyright Law, ownership rights to software vest in the party which develops the software unless otherwise agreed to. In the event that the two or more parties collaborate in developing software, then ownership rights to various portions of the software will vest in the respective party responsible for developing such portions or, if the portions are not severable, then jointly in all of the parties. In cases of joint ownership, rights and licensing fees are apportioned either pro rata or as otherwise agreed by the parties.

      The following software products of HFT are registered with Shenzhen Software Industry Association, which is an organization approved by the PRC Ministry of Information. Registration with the Shenzhen Software Industry Association is recognized all over China.

Software Registered Names                                Registration No.
----------------------------------------------------     -----------------
HOUSING accumulation fund management center software     SZ DGY-2001-0056
(C/S Version) V3.0
HOUSING property exchange and information management     SZ DGY-2001-0058
SoftwareV4.0
HOUSING Accumulation Fund management software (Unit      SZ DGY-2001-0057
version) V 1.0
HOUSING Property Management Software V2.0                SZ DGY-2001-0059
HOUSING accumulation fund management software (Unit      SZ DGY-2003-0156
Version)
HOUSING accumulation fund management center software V   SZ DGY-2003-0157
3.60
HTF Population and Family-planning Management Software   SZ DGY-2003-0523
V2.0
HTF Credit Guarantee Management Software V1.0            SZ DGY-2003-0582

Vendors and Suppliers

      We make advances to certain of our suppliers for our purchases of materials in order to receive bulk discounts and reserve the unit cost of our supplies at a lower price. Our relationship with our vendors and suppliers is good, and we are not aware of any circumstance which would cause any of our vendors or suppliers to discontinue doing business with us. Our products consist largely of intangible technology and data, accordingly, our supply needs, which consist mostly of data storage media and packaging materials, are minimal and can be easily be satisfied by many different vendors.

Employees

      As of January 31, 2005, we had 68 full-time employees, including 8 management employees, 33 employees engaged in technology research and development, 19 employees engaged in sales and marketing and 8 administrative employees. All of our employees have signed confidentiality and non-competition agreements and employment agreements with HTF. We believe that our relationships with our employees are good.

Development and Operating Strategies

      Our development strategy will be to:

      o Continue to develop specialized applications software products in partnership with our clients.
      o Maintain our positions in the Housing Accumulation Fund software market and the credit guarantee software market, and continue to increase our market share for these products.
      o Achieve product diversification and economies of scale by acquiring other software companies and consolidating their operations with our own.

      Our business plan contains the following specific operating strategies:

      Marketing Strategy

      Our products and services are currently marketed and sold directly to our customers primarily through our employee sales force. Our sales representatives identify and contact potential customers by telephone, brochure mailings, and personal meetings. Potential customers are also invited to visit our facilities. In addition, we participate in various activities organized by the administrative bureaus to explore new business opportunities.

      The specifics of our marketing strategy are as follows:

      o Monitor changes in market demand to be able to timely establish and adjust our marketing system and sales network.
      o Continue to target government and other large, "strategic" clients through joint design and development efforts.
      o Develop strategic partnerships with other well-known, reputable information technology manufacturers. o Promote our products through media, our company website and industry exhibitions.

      Sales Strategy

      Since our applications software is industry specialized, our basic sales model principally focuses on the "direct sale" method, complemented by agent sales. Our main sales technique is to provide individual clients with targeted, integrated solution plans for achieving their computerization objectives.

      Pricing Strategy

      We currently employ three different pricing strategies:

      Pricing policy: for products with the same technology content as competitors, we will generally set our price at the same level as or slightly higher than that of the highest-priced competitor. It is our policy not to engage in, or precipitate, any price wars with other companies; however, we may occasionally offer lower prices in order to gain customers who we feel would have an important influence on our long-term development strategy.

      Pricing by the size of customers: Usually the larger the customer, the higher the expense for software installation, testing, training and maintenance; accordingly, we set different levels of prices based on the size of our customers. In the case of Housing Accumulation Fund software, the size of the user is directly related to the number of employees participating in the fund; the larger the number of employees, the higher the price we charge for our software.

      Pricing by the software module: Each module of our software has a separately quoted price. Customers can choose to purchase different modules according to their needs.

      We do not charge separately for systems integration or training services related to sales of our products. We do charge for such services when they are provided in connection with sales of other companies' products; such charges are recognized as part of the overall price charged for the products.

Product Strategy

      Our  business  plan  includes  the   following   strategies   for  product
development:

      o Continuously invest in product research and development: and develop new generations of software systems that fit future business models.
      o     Pursue development of a number of different products.
      o Study competitors and their products and promote innovation and originality in our product concept and technology.
      o Develop different versions of our software specifically designed for various different groups of users.

Strategic Alliances

      In 2004, approximately 23% of our revenues were from sales of value-added services pursuant to our strategic alliances with other information technology companies. In addition, our strategic alliances have provided us with funding to develop new products, such as our credit guarantee software.

      By developing strategic partnerships with other software companies, we believe that we can broaden and expand the potential markets for our products and enhance their competitive position in the marketplace.

      We currently have the following strategic alliances:

      We are a licensed "Microsoft(R) OEM System Builder", which allows us to make bundled sales of Microsoft(R) Windows and SQL Server together with our own products. As an authorized member of the "Microsoft(R) dealer coalition," we can also sell other Microsoft(R) software products on a stand-alone basis. Our Housing Accumulation Fund software received a Windows(R) Server 2003 product certification, which grants us the right to use the "Windows(R)2003" logo in conjunction with sales of our own products. We believe that this significantly increases the value of our products.

      On August 30, 2003, we signed a PartnerWorld Agreement with IBM, pursuant to which we pair the IBM P-server in conjunction with our Housing Accumulation Fund software to create the "IBM-HTF Housing Accumulation Fund System Solution."

      Lenovo Group is China's largest information technology manufacturer. On March 24, 2003, HTF entered a Cooperative Agreement with Lenovo and became a value-added service provider of Lenovo's server storage products. Together with Lenovo, we provide data storage solutions for clients in such market sectors as government, education, enterprises, finance, telecommunications, etc. Under the terms of the agreement, we are entitled to sell Lenovo's products with Lenovo's brand as an independent sales agent and bundled products which incorporate Lenovo's products. We purchase Lenovo's products at up to a 15% discount, depending on the quantity purchased and other factors. We also provide our own maintenance services to purchasers of such products. We believe the partnership has helped us to grow our systems integration revenue, which reached $631,000 (RMB 5.2 million) in 2003. Our systems integration revenue decreased to $325,800 in 2004, primarily as a result of Lenovo's decision to subdivide HTF's territory into three districts.

      On November 12, 2002, HTF and Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center signed a Cooperative Development Agreement for the purpose of developing a Credit Guarantee Information System for SMEs. Under the agreement, both parties jointly own the copyright of the cooperative product and share the post-tax profits from sales of the product at the rate of 20% for the Center and 80% for HTF until the expiration of the copyright. The term of the contract is from August 1, 2003 to December 31, 2052.

      We intend to continue to pursue strategic partnerships with other domestic and international information technology companies.

Strategic Acquisitions

      We intend to supplement our internal growth strategies by pursuing acquisitions of other software companies. We believe that such acquisitions will provide the following benefits:

      o Enable us to quickly enter new markets by providing us with existing marketing and distribution systems;
      o Help us to expand and diversify our product lines while reducing the risks and uncertainties associated with the development of new software products;
      o Enable us to achieve economies of scale by consolidating technologies, facilities and human resources; and
      o Help us to build brand recognition by expanding our customer base and market presence.

      We believe that the fragmented nature of the software market in China will provide attractive opportunities for consolidation due to the large number of small, specialized companies currently in existence.

      In evaluating potential acquisition targets, we will seek out companies with strong management teams and innovative, well-designed products. We anticipate looking to venture capital firms, which may be interested in selling their holdings in start-up software companies, and managers of office parks where many software companies are located, as well as other parties, as potential sources for finding acquisition candidates.

                             DESCRIPTION OF PROPERTY

      We lease approximately 640 square meters of space for HTF's executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years beginning on February 25, 2003 and ending on February 24, 2006. The monthly rent under the lease (including property management and air conditioning maintenance fees), is approximately $4,398 (RMB 36,400) and is subject to adjustment by the landlord. The lease is renewable for an indefinite period of time upon one month's prior notice. We receive a government rent subsidy of approximately $1,544 (RMB 12,780) per month until February, 2005 under the 2003 Agreement for the Entrance of Software Enterprises into Shenzhen Software Enterprise Zone.

      On December 15, 2003 HTF entered into a purchase agreement for approximately 600 square meters of space which was to be used as our executive offices and for operations at Shenzhen Municipal Tian'an Digital Chuang Ye Garden Suite A, Room 802. The property was purchased for $513,577 (RMB 4,250,724). In connection with the purchase, Mr. Li Yuan Qing obtained a loan from China Xing Ye Bank, Shenzhen Xiang Mi Hu Branch in the amount of $359,129 (RMB 2,970,000) for HTF and HTF granted a mortgage on the property to secure repayment of the loan. The Company sold the property on April 20, 2005 for $540,050 (RMB4,463,230). The mortgage on the property was released prior to the time of the sale.

      HTF leases a sales office of approximately 160 square meters in Beijing, China from Zhong Qing Property Management Co., Ltd. on a year-to-year basis. The current term is from January 1, 2005 to December 31, 2005 at a monthly rent of $1,560 (RMB 12,900) (including management and air-conditioning maintenance fees).

      HTF also owns approximately 170 square meters of office space at Room 202 and 702 of Xu Yuan #27, Unit 4 of Sunny Garden, Dian Chi Rd, Kunming, China. The property is used as a sales office. HTF purchased the property for $25,227 (RMB 209,027.73) on January 15, 2001. On November 5, 2003 HTF paid another $3,560
(RMB29,461) for the property to fill the shortfall between the commercial property price and governmental subsidized property price as local real property policy requires.


                             SELECTED FINANCIAL DATA

      The following table presents our selected financial data at December 31, 2004 and December 31, 2003 and for the fiscal years then ended. We derived the selected financial data set forth below as of December 31, 2004 from our consolidated financial statements as of December 31, 2004 and for the fiscal year then ended that are included elsewhere in this prospectus. We derived the selected financial data set forth below as of December 31, 2003 and for the year then ended from the financial statements of HTF as of December 31, 2003 and for the year then ended that are included elsewhere in this prospectus. We derived the selected financial data for the year ended December 31, 2002 from audited financial statements of HTF which are not included in this prospectus. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                          Fiscal Year Ended
                                          -----------------
                                             December 31,
                                             ------------

                                 2004                  2003          2002


Net revenues               $1,373,079            $2,206,757      $480,295

Income (loss) from
operations                  (131,711)               603,101     (185,224)

Net income                     45,783               707,653     (247,036)

Total assets            1,963,600 (1)         2,820,574 (2)  1,453,214(3)

Total liabilities         296,628 (1)         1,201,779 (2)    542,756(3)

(1) As at December 31, 2004
(2) As at December 31, 2003
(3) As at December 31, 2002

      Our reporting currency is the U.S. Dollar. We use the local currency in the PRC, the Renminbi, as our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates.



  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                               OF OPERATIONS

      The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains predictive statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these predictive statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

      The Company was incorporated in the State of Delaware on January 13, 2005 and it is a holding company for, and owns 100% of, XHT. XHT is a holding company for, and owns 100% of, HTF. HTF was founded in the PRC on July 5, 1995, under the name of "Shenzhen Guangba Trade Development Co., Ltd" and changed its name to "Shenzhen Hengtaifeng Technology Co., Ltd." on May 12, 2000. HTF is a provider of special-use applications software and systems integration services in China. We developed and produce our Housing Accumulation Fund software and credit guarantee management software products. We also developed family planning and property management software and sell value-added systems integration services pursuant to our strategic alliances with other software companies. HTF is headquartered in Shenzhen, China and has established a sales network in northern and southern China through its Beijing and Kunming branch offices.

      On January 31, 2005, the Company acquired 100% of XHT pursuant to the Share Exchange Agreement in exchange for 9,000,000 shares of the Company's common stock. As a result of that transaction, HTF became a wholly-owned subsidiary of the Company.

Results of Operations

      Fiscal Years Ended December 31, 2004 and December 31, 2003

Sales and Gross Profit

      Net sales for the fiscal year ended December 31, 2004 were approximately $1,373,079 compared to approximately $2,206,757 for the fiscal year ended December 31, 2003, a decrease of $833,678 or approximately 37.8%. The primary reasons for the decrease in net sales in 2004 were the absence of sales of our property management software, which generated $525,000 in revenues in 2003, and a $305,200 decrease in systems integration revenue and a decrease of $130,300 in sales of our Housing Accumulation Fund software. The decrease in systems integration revenue in 2004 primarily resulted from the decision by our strategic partner, Lenovo, to subdivide the district in which HTF is located into three districts, thereby reducing the amount of systems integration work assigned to us. The decrease in sales of Housing Accumulation Fund software was primarily due to a reorganization of the Centers by the PRC State Counsel in 2004, which temporarily diverted the Centers' efforts towards effecting the transition. Under the reorganization, certain Centers at the county level were consolidated with Centers at the municipal level.Sales of our credit guarantee software in 2004 increased by $85,000, or 243% from $35,000 in 2003. The increase was primarily due to completion of the initial development of the product, which commenced sales in the third quarter of 2003, and an increase in the number of sales agents devoted to the product. In addition, sales of our family planning software, which was developed in 2003 and commenced sales in 2004, increased to $54,600 from $0 in 2003.

      Sales of value-added systems integration services bundled with other companies' products decreased from $630,000 in 2003 to $325,800 in 2004, primarily as the result of Lenovo's decision to subdivide our territory, hereby reducing the amount of systems integration services business assigned to us.

      Sales of property management software decreased from $36,000 in 2003 to $0 in 2004. Sales of property management software have been sporadic, and we have not focused our efforts on this product.

      Gross profit for the fiscal year ended December 31, 2004 was approximately $995,403, compared to $1,314,819 for the fiscal year ended December 31, 2003, a decrease of $319,416 or approximately 24.3% from the year ended December 31, 2003. The decrease in gross profit was primarily due to the decrease in sales and revenues as mentioned above.

      For the fiscal year ended December 31, 2004, approximately 47% of sales were made to our 10 largest customers, approximately 30% of our sales were made to our 5 largest customers and approximately 7% of sales were made to our largest customer. For the fiscal year ended December 31, 2003, approximately 59% of our sales were made to our 10 largest customers, approximately 45% of our sales were made to our 5 largest customers and approximately 24% of sales were made to our largest customer.

      Approximately 74.5% of sales of Systems Integration Services were made to our 10 largest purchasers and 55.3% of sales were made to the 5 largest purchasers of the services.

      Approximately 67.9% of sales of Housing Accumulation Fund software were made to the ten largest purchasers and 46.2% to the five largest purchasers of this product.

      All sales of Credit Guarantee software were made to ten customers, and approximately 73.9% of sales were to the five largest customers for this product.

      All sales of family planning software in 2004 were made to fewer than five customers.

Cost of sales

      Cost of sales decreased to approximately $377,676 in the fiscal year ended December 31, 2004, or approximately 57.7% from approximately $891,938 in the prior year, primarily due to the decrease in systems integration revenue.

      The changes in cost of revenues are attributable to changes in sales levels for each category of products: the cost of revenue of housing accumulation funds software in 2004 decreased to $131,561 from $304,562 in 2003 because the demand for that software decreased from 2003 to 2004; the cost of revenue for credit guaranty software increased to $13,167 in 2004 from $4,953 in 2003 as a result of a rapid increase in sales for credit guaranty software from 2003 to 2004. There was no revenue, and therefore no cost of revenue, for family planning software in 2003. The cost of revenue for the family planning software was $1,855 in 2004. The cost of revenue for property management software was $72,772 in 2003 and $0 in 2004, since there were no sales of the product in 2004. The cost of revenues for IT products and systems integration services was $503,604 and $223,355, respectively. The decrease was a result of the decrease in sales.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses were approximately $947,513, in the fiscal year ended December 31, 2004, or approximately 69% of net sales, compared to approximately $586,452, or approximately 26.6% of net sales, for the fiscal year ended December 31, 2003.

      The increase in selling, general and administrative expenses primarily resulted from the increase in bad debt expense as a result of increasing the Company's Allowance for Accounts Receivable from $11,860 in 2003 to $209,740 in 2004, professional expenses of $96,800 incurred in 2004 (as compared to no such expenses in 2003) as a result of the Company's decision to restructure and become a reporting company in the United States and an increase in employee traveling expenses from $17,989 in 2003 to $79,337 in 2004.

Income Taxes

      According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau and we were exempted from all income tax during the fiscal years ended December 31, 2003 and 2004. We will pay one-half of the regular tax rate of 15% during the fiscal years ending December 31, 2005 through December 31, 2007 and the regular tax rate for fiscal years occurring after December 31, 2007.

Liquidity and Capital Resources

      As of December 31, 2004, we had a short term loan payable in the amount of $121,000 to a non-related party. The loan is unsecured, non-interest bearing and due on demand.

      We currently finance our operations and capital expenditures through cash flows from operations and short term loans. Net cash provided by operating activities for the fiscal year ended December 31, 2004 was $213,556 as compared to $188,694 for the fiscal year ended December 31, 2003.

      The increase in net cash provided by operating activities in 2004 was primarily a result of a reduction in accounts receivable, an increase in deposits and decreases in payables during 2004, which more than offset a reduction in net income in 2004.

      Net cash used in financing activities for 2004 was $554,334 as compared to $674,709 for 2003. The increase in net cash used in financing activities in 2004 was primarily a result of our making an aggregate of $910,573 in payments in 2004 on a note, compared to $5,424 of payments made in 2003, and a decrease in 2004 in proceeds received from loans by non-related parties of $524,548, offset by our receipt of proceeds from loans from officers and shareholders of $199,620 in 2004, an increase of $125,226 over the $74,394 received in 2003.

      As discussed elsewhere in this Prospectus under the heading, "Risk Factors," we anticipate that we will need to raise approximately $5 million to finance our operations over the next 12 to 18 months; although we intend to obtain the financing through sales of our securities, we cannot ensure that we will be able to do so.

Accounts Receivable

      The decrease in accounts receivable from $475,299 for the fiscal year ended December 31, 2003 to $255,290 for the fiscal year ended December 31, 2004 is primarily attributable to the decrease in net sales from 2003 to 2004 and an increase in the allowance for doubtful accounts. The allowance for doubtful accounts was increased upon re-evaluation of our accounts receivable at December 31, 2004, based upon circumstances as they existed, including dealings with the customers, age of the receivables and financial status of the customers.

      The increase in other receivables from December 31, 2004 to December 31, 2003 from $68,708 to $236,352 was primarily due to the sale of property as described in Note 5 of the audited consolidated financial statements.

Inventory

Total inventory remained constant between the fiscal year ended at December 31, 2004 ($312,046) and 2004($329,561). However, raw and packing materials decreased from $217,604 in 2003 to $130,940 as a result of the decrease in total revenues from $2,206,757 in 2003 to $ 1,373,079 in 2004. The finished goods increased from $9,562 in 2003 to $85,985 in 2004, mostly due to an increase in unsold Housing Accumulation Funds software, which remains in stock.

Accounts Payable

      Accounts payable and accrued expenses decreased from $84,470 as of December 31, 2003 to $17,650 as of December 31, 2004, primarily as a result of a decrease in our purchases of materials.

Critical Accounting Policies

      Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 1 to our consolidated financial statements, "Summary of Significant Accounting Policies." Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Revenue recognition

      The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

      License Revenue. The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

      Services Revenue. Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during 2004 and 2003.

Accounting for long-lived assets

      Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business. "We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on our review, we believe that, as of December 31, 2004 and 2003, there were no significant impairments of our long-lived assets.

Bad debts

      Our business operations are conducted in the PRC. During the normal course of business, we extend credit to our customers based upon our assessment of their credit worthiness and generally do not require collateral.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

      The following table sets forth as of January 31, 2005, certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of our securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                                             Amount and
           Name and                            Nature of
          Address of             Title of     Beneficial    Percent of
       Beneficial Owner            Class       Ownership     Class (1)
       ----------------            -----

Li Yuan Qing
Suite 2911-2912, 29th Floor
Two International Finance
Centre
No. 8 Finance Street            Common
Central, Hong Kong              Stock        6,300,000 (2)     58.3%

Qiu Zhen Liang
Building 86-306
Yuanling Xincun
Futian District                 Common
Shenzhen, PRC                   Stock         2,700,000        25.0%

Chen Ling
5-402 Chiwei Building
South Huaquiang Road            Common
Shenzhen, PRC                   Stock           900,000         8.3%

Warner Technology and
Investment Corp.
701 East Linden Avenue          Common
Linden, New Jersey 07036        Stock           610,000         5.6%

American Union Securities, Inc.
100 Wall Street, 15th Floor     Common
New York, New York 10005        Stock           650,000         6.0%

Huakang Zhou
701 East Linden Avenue          Common
Linden, New Jersey 07036        Stock            40,000         5.0%

All Directors and Officers of   Common
the Company                     Stock         9,000,000 (2)    83.3%
as a group (3 persons)


(1) Computed based upon a total of 10,800,000 shares of Common Stock outstanding as of January 31, 2005. (2) Includes 900,000 shares owned by Chen Ling, Mr. Li's wife

                DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                            AND CONTROL PERSONS

      The following are our executive officers and directors as of January 31, 2005. Except for Norman Fuchs, each of our executive current officers and Directors is a resident of China. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Name                    Position(s)                Age
----                    -----------                ---

Li Yuan Qing            Chairman,                  36
                        President and
                        Director
                        Executive
                        Director of XHT
                        Chairman of HTF

Shen Ding Hong          Director and               36
                        Chief
                        Financial
                        Officer,
                        Chief Accounting
                        Officer
                        Director and
                        Financial
                        Manager HTF

Wu Jian Ping            Director                   33
                        Executive
                        Officer of HTF

Chen Ling               Director - XHT             38

Norman Fuchs            Director                   51

Yu Qing Biao            Secretary                  37

Qiu Zhen Liang          Director and               44
                        Member of XHT

Yue Xin                 Director of HTF            41

Chen Ning Xiang         Director of HTF            37

Ma Ping                 Director of HTF            39

      Li Yuan Qing has been the Chairman and President of our company since January 2005, the Executive Director of XHT since 2004 and the Chairman of HTF since 2003. He has been a director of HTF for more than five years and was the CEO of HTF from 2000 to 2004. Mr. Li has also served as the Director of Jiangsu Qi Hang Digital Control Engine Bed Co., Ltd. and Jiangsu Zhenjiang Xinzhou Mechanics Factory, and as the
Executive Director of Hengtaifeng International Holdings Co., Ltd. He graduated from Shenzhen University in 1989 and earned an Executive MBA degree from Zhongshan University in 2003.

      Shen Ding Hong has been a Director and CFO of our company since January 2005. She has been Financial Manager of HTF since 2003. From 1999 to 2002 she served as the Manager of He Zhong Heng Software Co., Ltd.

      Wu Jian Ping has been a Director of our company since January 2005. She has also served as the CEO of HTF since January 1, 2005. Ms. Wu has served as the Manager of Credit Guarantee Department of HTF and the Vice President of HTF from 2003 to 2004. She was the Vice President of Shenzhen Municipal Pu Da Technology Co., Ltd., an enterprise engaged in the development and sale of office management software and client source management software, from 2001 to 2003, a member of the Project Research Staff of Shenzhen Saibo Technology Co., Ltd., an applications software company specializing in networking software, from 2000 to 2001 and the Sales Manager and Manager of the Market Department of Shenzhen Shu Ju Tong Computer Network System Co., Ltd. from 1999 to 2000.

      Yu Qing Biao has been the secretary of the Company since January 2005. During the past five years, he has worked for HTF serving as Assistant Manager of the Technology Department from June 1, 2001 to December 31, 2001, Administrative Manager on Human Resource Administration from January 1, 2002 to December 31, 2002, vice president of HTF and manager of the HTF IT resource department from January 1, 2003 to December 31, 2003; executive vice president of HTF and manager of the HTF IT resource department from January 1, 2004 to December 31, 2004 and vice president of HTF since January 1, 2005. Prior his joining to HTF, he had worked for Jing Zhong Daily as Editor and Director for the Computer Center for over 11 years.

      Qiu Zhen Liang is a Director of XHT since its incorporation on May 28, 2004. He has served as both the CEO of Shenzhen Municipal Hope Realization Network Technology Co, Ltd. and the Chairman of Shenzhen Qi Xin Credit Guarantee Co., Ltd. since 2002. He has also served as the CEO of Shenzhen Shengdaxian Development Group Co., Ltd., a provider which has 30% equity of HTF and doing credit guarantee, networks and international trading, from 1994 to date.

      Chen Ling has been a Director of XHT since its incorporation on May 28, 2004 and a Director of HTF since 2003. She served as a Monitor of Shenzhen
Hengtaifeng Industrial Company, the HTF's predecessor company, from 1999 to 2002, and as a Monitor of HTF from 2002 to 2003.

      Chen Ning Xiang has been a Director of HTF Shenzhen Shengdaxian Development Group Company since 2003. Prior to that, he served as the Manager for the Comprehensive Management Department and the Legal Consultant of Shenzhen Municipal Sheng Long Industrial Co., Ltd. from 1993 to 2003.

      Ma Ping has been a Director of HTF and the Manager of the Audit Department of Shenzhen Shengdaxian Development Group Company ("Shengdaxian") since 2003. During the past five years, she has also served as the Financial Manager of Shengdaxian from 2000 to 2005.

      Norman Fuchs has been a Director of our company since January 2005. He is also the Director of Corporate Finance and Investment Banking of American Union Securities, Inc., a broker-dealer located in New York, New York and a Selling Stockholder, since April 2004. From January 2000 to April 2004, he was a senior research analyst with ATH Ventures, Inc., a firm specializing in venture capital fund development and management, technology transfer, corporate finance and investment banking services for high technology companies.

Family Relationships

      There are no family relationships between or among any executive officers or Directors of the Company or our subsidiaries except that Li Yuan Qing, our Chairman and President, is the husband of Chen Ling, who is a Director of our subsidiary, XHT.

Audit Committee Financial Expert

      Our full Board of Directors currently serves as our audit committee. Our Board of Directors does not currently have an audit committee "financial expert" as defined under Rule 401(e) of Regulation S-B because we only recently consummated our transaction with XHT and our Board of Directors is in the process of searching for a suitable candidate for this position.



                          EXECUTIVE COMPENSATION

      Neither the Company nor XHT currently pays any compensation to our executive officers or Directors. The following is a summary of the compensation paid by HTF to its CEO for the three years ended December 31, 2004. No executive officer of HTF received compensation in excess of $100,000 for any of the three years ended December 31, 2004, 2003 or 2002.

                          ANNUAL COMPENSATION                                           LONG TERM COMPENSATION

                                                                                   Awards                  Payouts

                                                              Other         Restricted Securities
                                                              Annual          Stock    Underlying                  All
                            Year                             Compen-          Awards    Options/      LTIP        Other
    Name     Position      Ended     Salary($)   Bonus($)   sation($)           $         SARS      Payouts    Compensation
    ----     ---------     -----     ---------   --------   ---------        ------       ----      -------    ------------
Li Yuan Qing    CEO      12/31/2004   13,526      1,156        349              0           0          0            0


                                                   755
                CEO      12/31/2003   10,077                    0               0           0          0            0
                CEO      12/31/2002    7,137       309          0               0           0          0            0


           CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In 2003 HTF loaned $199,620 to Mr. Li Yuan Qing, our Chairman, who was the Chief Executive Officer of HTF at the time the loan was made. The loan was unsecured, non-interest bearing and due upon demand. It was repaid in full by Mr. Li Yuan Qing in 2004. In 2003 Mr. Li Yuan Qing personally borrowed $359,129 from China Xing Ye Bank. The loan was secured by a mortgage on the Company's property located at Shenzhen Municipal Tian'an Digital Chuang Ye Garden. The proceeds of the loan were used to purchase the property on the Company's behalf as a means of paying off indebtedness to the Company which was previously incurred by Mr. Li Yuan Qing.We sold the property on April 20, 2005 for $540,050 (RMB4,463,230). The morgage on the property was released prior to the sale.

      On October 18, 2003, we entered into an agreement with Warner Technology and Investment Corp. ("Warner"), a Selling Stockholder listed in this prospectus. Pursuant to the agreement, Warner assisted us in preparing our business plan, introduced us to our U.S. accountants and counsel, selected a U.S. corporation for the share exchange and assisted with our due diligence efforts. In addition, Warner agreed to assist us with our listing application for the OTC Bulletin Board and with public relations in the U.S., among other things.

      In exchange for such services, Warner received a $50,000 retainer, which is refundable in the event that Warner fails to procure our listing on the OTC Bulletin Board in a timely fashion, $10,000 upon completion of our business plan, $5,000 upon completion of the Share Exchange and 610,000 shares of Common Stock. We also agreed to indemnify Warner against all liabilities incurred by it in performing its obligations under the agreement.

      On November 24, 2004, we entered into an agreement with American Union Securities, Inc., a Selling Stockholder listed in this prospectus ("AUS"). Pursuant to the agreement, AUS agreed to provide us with financial consulting and investment banking services, including advice regarding our corporate structure and capitalization, mergers, acquisitions and similar transactions and assistance in procuring financing. In exchange for such services, AUS has received $100,000 and $250,000 has been placed in an escrow account, $100,000 of which will be released to AUS when the registration statement relating to this prospectus is declared effective by the Commission and the remaining $150,000 of which will be released when our Common Stock is approved for listing on the OTC Bulleting Board. AUS also received 650,000 shares of Common Stock. In addition, we agreed to pay additional fees to AUS in the event that a merger, acquisition or capital raising transaction results from AUS's efforts or occurs during the term of the agreement, as follows: for transactions with up to $500,000 consideration, $25,000; for transactions with over $500,000 to $5,000,000 consideration, 5% of the total consideration; and for transactions with over $5,000,000 consideration, $250,000 plus 2 1/2% of consideration in excess of $5,000,000. In the event that we enter into a joint venture with another company, AUS will receive 3% of the venture's sales for the first two years of operation. If we conduct a private offering of securities, AUS will receive 10% of the gross amount received as commissions, a 3% non-accountable expense allowance and 10% of the securities placed. We also agreed to indemnify AUS for all liabilities incurred by it in performing its obligations under the agreement.

      Except for the foregoing, during the fiscal years ended December 31, 2004 and December 31, 2003, HTF did not enter into any transactions in which any Director, executive officer or affiliate of the Company or any of its subsidiaries, or any member of the immediate family of any of the foregoing, had a direct or indirect material interest.

                           PLAN OF DISTRIBUTION

      The Selling Stockholders may sell the shares of Common Stock offered hereby directly or through brokers, dealers or underwriters who may act solely as agents or may acquire Common Stock as principals. The Selling Stockholders may distribute the Common Stock using one or more of the following methods:

      o ordinary brokers transactions, which may include sales through the facilities of the OTC Bulletin Board, if a market maker successfully applies for inclusion of our Common Stock in such market or such other market where the Common Stock may be quoted or listed for trading;
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;
      o any combination of the above, or by any other legally available means.

      The Selling Stockholders and/or the purchasers of Common Stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions).

      We do not know of any arrangements between any Selling Stockholder and any broker, dealer, underwriter or agent relating to the sale or distribution of the Common Stock offered hereby.

      We and the Selling Stockholders and any other persons participating in a distribution of our Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

      We cannot assure you that the Selling Stockholders will sell any of their shares of Common Stock.

      In order to comply with the securities laws of certain states, if applicable, the Selling Stockholders will sell shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholders may not sell or offer the Common Stock unless the sale is registered with the applicable state commission, or the applicable state qualifies the Common Stock for sale in that state, or the applicable state exempts the Common Stock from the registration or qualification requirement.

                            DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.001 per share, of which there are 10,800,000 shares issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares have been designated or issued.

Common Stock

      Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

      Holders of our Common Stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to our Common Stock.

Preferred Stock

      Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate of designations, preferences and rights pursuant to Delaware law, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued are likely to have priority over our Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

                   MARKET PRICE OF AND DIVIDENDS ON OUR
                         COMMON EQUITY AND RELATED
                            STOCKHOLDER MATTERS

      As of the date of this prospectus, there is no trading market for our securities. An application has been filed with the National Association of Securities Dealers for the public trading of our Common Stock on the OTC Bulletin Board, but there is no assurance that our Common Stock will be quoted on the OTC Bulletin Board or any other quotation service or traded on any stock exchange.

      We are not offering, and do not propose to publicly offer, any of our Common Stock on behalf of the Company.

      As of the date of this prospectus, there are six holders of our Common Stock and none of such holders are eligible to sell any of their shares of Common Stock pursuant to Rule 144.

Dividends

      The payment of dividends, if any, is within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.
      Dividends, if any, will be contingent upon our revenues and earnings, capital requirements, financial conditions and the ability of HTF to obtain approval to get monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. Effective January 1, 1994, the PRC foreign exchange system underwent fundamental changes. This reform was stated to be in line with the PRC's commitment to establish a socialist market economy and to lay the foundation for making the Yuan convertible in the future. The currency reform is designed to turn the dual exchange rate system into a unified and managed floating exchange rate system.

      A China Foreign Exchange Trading Centre was formed in April, 1994 to provide an interbank foreign exchange trading market whose main function is to facilitate the matching of long and short term foreign exchange positions of the state-designated banks, and to provide clearing and settlement services. The People's Bank of China publishes the state managed exchange rate daily based on the daily average rate from the previous day's inter-bank trading market, after considering fluctuations in the international foreign exchange markets. Based on these floating exchange rates, the state-designated banks list their own exchange rates within permitted margins, and purchase or sell foreign exchange with their customers.

      The State Administration of Foreign Exchange of the PRC ("SAFE") administers foreign exchange dealings and requires that they be transacted through designated financial institutions. All Foreign Investment Enterprises ("FIEs") may buy and sell foreign currency from designated financial institutions in connection with current account transactions, including, but not limited to, profit repatriation. With respect to foreign exchange needed for capital account transactions, such as equity investments, all enterprises in the PRC (including FIEs) are required to seek approval of the SAFE to exchange Yuan into foreign currency. When applying for approval, such enterprises will be subject to review by the SAFE as to the source and nature of the Yuan funds.

      There can be no assurance that the Yuan relative to other currencies will not be volatile or that there will be no devaluation of the Yuan against other foreign currencies, including the U.S. dollar.

Equity Compensation Plan Information

      As of the date of this Report, we do not have any equity compensation plans.

Transfer Agent

      We currently act as our own transfer agent, but plan to engage a transfer agent when, and if, a trading market for our Common Stock develops.

Penny Stock Regulations

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. The Company's Common Stock, will fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

      For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell our Common Stock in the secondary market.

                             LEGAL PROCEEDINGS

      Neither the Company, nor XHT nor HTF is currently a party to any pending legal proceeding.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      During the fiscal years ended December 31, 2003 and December 31, 2002, and for the nine months ended September 30, 2004, Rosenberg Rich Baker Berman & Company ("Rosenberg Rich") was the principal independent accountant of our subsidiaries, HTF. Rosenberg declined an engagement to audit the consolidated financial statements of XHT and HTF as of December 31, 2004 because it decided to limit its involvements with companies whose securities are publicly traded.

      Rosenberg's report on the financial statements of HTF for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During HTF's two most recent fiscal years and the subsequent interim periods, there were no disagreements with Rosenberg on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Rosenberg, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

      On January 7, 2005, we retained Kabani & Company as our new independent accountant. Kabani & Company is located at 17011 Beach Boulevard, Suite 1230, Huntington Beach, California 92647. The decision to retain Kabani & Company was approved by our Board of Directors.

      Kabani & Company was not consulted regarding: (i) the application of accounting principals to a specific transaction, (ii) the type of audit opinion that might be rendered on our financial statements, (iii) the provision of any written or oral advice regarding any accounting, auditing or financial reporting issue, or (iv) any matter that is the subject of a disagreement or reportable event as defined by Item 304 of Regulation S-B under the Securities Act.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We had agreed to indemnify the Selling Stockholders whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with this registration statement; however, the Selling Stockholders subsequently waived such indemnification and we have not so indemnified any of them. We had separately agreed to indemnify Warner and AUS in connection with the performance of their obligations under their respective agreements with us as described elsewhere in this prospectus under the heading, "Certain Relationships and Related Party Transactions."

      Pursuant to Article V, Section 1 of our By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against
public  policy  as  expressed  in  the   Securities   Act  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               LEGAL MATTERS

      Our counsel, Guzov Ofsink, LLC, located in New York, New York, is passing upon the validity of the issuance of the Common Stock that we are offering under this prospectus.

                                  EXPERTS

      Kabani & Company, independent certified public accountants, located at 17011 Beach Boulevard, Huntington Beach, California 92647, have audited the financial statements of the Company and the consolidated financial statements of XHT included in this registration statement to the extent, and for the periods set forth in their report. Rosenberg Rich Baker Berman & Company, independent certified public accountants, located at 380 Foothill Road, Bridgewater, New Jersey 08807-0483, have audited the financial statements of HTF included in this registration statement to the extent, and for the periods, set forth in their report. We have relied upon such reports, given upon the authority of such firms as experts in accounting and auditing.


                           FINANCIAL STATEMENTS

      The Company's consolidated financial statements, including the notes thereto, together with the report of independent certified public accountants thereon, are presented beginning at page F-1.

                    WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form SB-2, as amended, under the Securities Act for the Common Stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

      The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

INDEX TO FINANCIAL STATEMENTS


                                                                        Page No.
Heng Xing Technology Group Development Limited and Subsidiary

      Report of Independent Registered Public Accounting Firm              F-1
      Consolidated Balance Sheet as of December 31, 2004                   F-2
      Consolidated Statement of Income for the year ended
         December 31, 2004                                                 F-3
      Consolidated Statement of Stockholders' Equity for the
          year ended December 31, 2004                                     F-4
      Consolidated Statements of Cash Flow for the year
         Ended December 31, 2004                                           F-5
      Notes to Consolidated Financial Statements                           F-6

Shenzhen Hengtaifeng Technology Co., Ltd.

      Independent Auditors' Report                                         F-16
      Balance Sheet as of December 31, 2003                                F-17
      Statement of Operations for the year ended December 31, 2003         F-18
      Statement of Changes in Stockholders' Equity for the year
          Ended December 31, 2003                                          F-19
      Statement of Cash Flows for the year ended December 31, 2003         F-20
      Notes to Financial Statements                                        F-21
China International Enterprises Corp.

      Report of Independent Registered Public Accounting Firm               F-28
      Balance Sheet as of January 30, 2005                                  F-29
      Statement of Operations for the Period January 13, 2005
         (inception) to January 30, 2005                                    F-30
      Statement of Stockholders Deficit for the Period January
         13, 2005 (inception) to January 30, 2005                           F-31
      Statement of Cash Flows for the Period January 13, 2005
         (inception) to January 30, 2005                                    F-32
      Notes to Financial Statements                                         F-33



You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate on the date of this document. This document may be used only where it is legal to sell these securities.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
----------------
TABLE OF CONTENTS

Prospectus Summary                                                             1
Risk Factors                                                                   6
Cautionary Note Regarding Predictive Statements                               14
Use of Proceeds                                                               14
Determination of Offering Price                                               14
Selling Stockholders                                                          15
Business                                                                      16
Decription Of Property                                                        37
Selected Financial Data                                                       38
Management's Discussion andAnalysis of Financial Condition
   and Results Of Operations                                                  39
Security Ownership of Certain Beneficial Owners and
   Management                                                                 44
Directors and Executive Officers, Promoters and Control
   Persons                                                                    45
Executive Compensation                                                        48
Certain Relationships and Related Party Transactions                          48
Plan of Distribution                                                          49
Description Of Securities                                                     50
Market Price of and Dividends on our Common Equity and
   Related Stockholder Matters                                                52
Legal Proceedings                                                             53
Changes in and Disagreements with Accountants                                 54
Indemnification of Directors and Officers                                     54
Legal Matters                                                                 55
Experts                                                                       55
Financial Statements                                                          55
Where You Can Find More Information                                           56

                          INDEX TO FINANCIAL STATEMENTS

                                                                              Page No.
                                                                              --------
Heng Xing Technology Group Development Limited and Subsidiary

         Report of Independent Registered Public Accounting Firm                F-1
         Consolidated Balance Sheet as of December 31, 2004                     F-2
         Consolidated Statements of Income for the years ended
            December 31, 2004 and 2003                                          F-3
         Consolidated Statements of Stockholders' Equity for the
             years ended December 31, 2004 and 2003                             F-4
         Consolidated Statements of Cash Flow for the years
            Ended December 31, 2004 and 2003                                    F-5
         Notes to Consolidated Financial Statements                             F-6

Shenzhen Hengtaifeng Technology Co., Ltd.

         Independent Auditors' Report                                           F-16
         Balance Sheet as of December 31, 2003                                  F-17
         Statement of Operations for the year ended December 31, 2003           F-18
         Statement of Changes in Stockholders' Equity for the year
             Ended December 31, 2003                                            F-19
         Statement of Cash Flows for the year ended December 31, 2003           F-20
         Notes to Financial Statements                                          F-21

China International Enterprises Corp.

         Report of Independent Registered Public Accounting Firm                F-28
         Balance Sheet as of January 30, 2005                                   F-29
         Statement of Operations for the Period January 13, 2005
            (inception) to January 30, 2005                                     F-30
         Statement of Stockholders" Deficit for the Period January
            13, 2005 (inception) to January 30, 2005                            F-31
         Statement of Cash Flows for the Period January 13, 2005
            (inception) to January 30, 2005                                     F-32
         Notes to Financial Statements                                          F-33

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Heng Xing Technology Group Development Limited

We have audited the accompanying consolidated balance sheet of Heng Xing Technology Group Development Limited (a British Virgin Islands Corporation) and subsidiary as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heng Xing Technology Group Development Limited and subsidiary as of December 31, 2004, and the results of its consolidated operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

In December 2003, the president of the Company obtained a Loan from a bank by mortgaging a property owned by the company. The company's by-law did not permit such an act by an officer of the company (Note 15). The loan was outstanding throughout the year ended December 31, 2004.

/s/ Kabani & Company, Inc.
KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS


Huntington Beach, California
January 31, 2005, except for Note 15, as to which the date is May 25, 2005.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS

CURRENT ASSETS:
      Cash & cash equivalents                                       $   191,165
      Accounts receivable, net                                          255,290
      Inventory                                                         312,046
      Other receivable                                                  236,352
      Advances to Suppliers                                             303,446
      Prepaid expense                                                     1,635
                                                                    -----------
                  Total current assets                                1,299,934

PROPERTY AND EQUIPMENT, net                                             654,350

DEPOSITS                                                                  9,316
                                                                    -----------
                                                                    $ 1,963,600
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable & accrued expense                            $    17,650
      Payroll payable                                                    21,580
      Welfare payable                                                    10,728
      Taxes payable                                                      77,288
      Short term loan                                                   121,000
      Customer deposits                                                  48,382
                                                                    -----------
                  Total current liabilities                             296,628

STOCKHOLDERS' EQUITY
      Common stock, $1 per share; authorized shares 50,000;
        issued and outstanding 100 shares                                   100
      Additional paid in capital                                      1,199,900
      Statutory reserve                                                   6,867
      Accumulated other comprehensive income                             10,821
      Retained earnings                                                 449,284
                                                                    -----------
                  Total stockholders' equity                          1,666,972
                                                                    -----------
                                                                    $ 1,963,600
                                                                    ===========


   The accompanying notes are an integral part of these financial statements

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                        2004
                                                                    -----------

Net revenue                                                         $ 1,373,079

Cost of revenue                                                         377,676
                                                                    -----------

Gross profit                                                            995,403

Operating expenses
      Selling expenses                                                  313,192
      General and administrative expenses                               634,321
      Research & development                                            179,601
                                                                    -----------
            Total operating expenses                                  1,127,114
                                                                    -----------
 Income from operations                                                (131,711)

 Non-operating Income (expense):
      Interest income                                                     1,207
      Interest expense                                                  (26,192)
      Gain on sale of property                                            7,289
      Technology subsidy                                                 60,500
      Value added tax refund                                             92,065
      Other income                                                       49,941
      Other expense                                                      (7,316)
                                                                    -----------
            Total non-operating income (expense)                        177,494
                                                                    -----------

 Net income                                                         $    45,783
                                                                    ===========

 Basic and diluted weighted average shares outstanding                      100
                                                                    ===========

 Basic and diluted net earning per share                            $    457.83
                                                                    ===========

   The accompanying notes are an integral part of these financial statements

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                         Common Stock
                                                  --------------------------      Additional
                                                   Number of                        paid in        Statutory
                                                    shares         Amount           capital         reserve
                                                  -----------    -----------      -----------     -----------
Balance, December 31, 2003                         10,000,000      1,200,000                0              --

Recapitalization on reverse acquisition            (9,999,900)    (1,199,900)       1,199,900              --

Net income for the year ended December 31, 2004            --             --               --              --

Allocation to statutory reserve                            --             --               --           6,867

Foreign currency translation adjustment                    --             --               --              --

                                                  -----------    -----------      -----------     -----------
Balance, December 31, 2004                                100    $       100      $ 1,199,900     $     6,867
                                                  ===========    ===========      ===========     ===========

                                                  Accumulated
                                                     other          Retained          Total
                                                 comprehensive      earnings       stockholders'
                                                    income          (deficit)        equity
                                                  -----------     -----------      -----------
Balance, December 31, 2003                              8,427         410,368        1,618,795

Recapitalization on reverse acquisition                    --              --               --

Net income for the year ended December 31, 2004            --          45,783           45,783

Allocation to statutory reserve                            --          (6,867)              --

Foreign currency translation adjustment                 2,394              --            2,394

                                                  -----------     -----------      -----------
Balance, December 31, 2004                        $    10,821     $   449,284      $ 1,666,972
                                                  ===========     ===========      ===========

              The accompanying notes are an integral part of these
                        consolidated financial statements

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                         2004
                                                                      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                                      $  45,783
      Adjustments to reconcile net income to net cash
        provided in operating activities:
            Depreciation and amortization                                56,944
            Bad debt expense                                            170,323
            Gain on sale of property                                     (7,289)
            (Increase) / decrease in current assets:
                  Accounts receivable                                    49,686
                  Inventory                                              17,515
                  Other receivable                                      (41,320)
                  Deposits                                               (1,370)
                  Advances to suppliers                                  23,256
                  Prepaid expense                                         4,418
            Increase / (decrease) in current liabilities:
                  Accounts payable                                      (66,820)
                  Customer deposits                                      18,327
                  Payroll payable                                        (1,843)
                  Welfare payable                                       (55,444)
                  Taxes payable                                           1,390
                                                                      ---------
      Net cash provided by operating activities                         213,556
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
            Receipt of cash on disposal of property                     158,399
            Acquisition of property & equipment                          (7,561)
                                                                      ---------
      Net cash provided by (used in) investing activities               150,838
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
            Proceeds from loan - officers/shareholders                  199,620
            Proceeds from loans                                          46,807
            Payment on loan receivable                                       --
            Proceeds from note payable                                  109,812
            Payments on note payable                                   (910,573)
                                                                      ---------
      Net cash provided by (used in) financing activities              (554,334)
                                                                      ---------

Effect exchange rate changes on cash and cash equivalents                 2,394

NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENTS                     (187,546)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                              378,711
                                                                      ---------

CASH & CASH EQUIVALENTS, ENDING BALANCE                               $ 191,165
                                                                      =========

              The accompanying notes are an integral part of these
                        consolidated financial statements

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

Heng Xing Technology Group Development Limited (the "Company") is a British Virgin Islands Corporation, incorporated on May 28, 2004. The Company is authorized to issue of 50,000 shares of common stock of $1 par value. The Company is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. ("HTF"). HTF was founded in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People's Republic of China on July 1995, under the name Shenzhen Guangba Trade Development Co., Ltd. The Company amended its name to Shenzhen Hengtaifeng Technology Co. Ltd. on May 12, 2000. The
Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People's Republic of China.

On December 14, 2004, the Company entered in to an agreement with all the shareholders of HTF to acquire all of the outstanding stock of HTF. The acquisition has been recorded as a recapitalization of HTF, with HTF being treated as the continuing entity. The historical financial statements presented are those of HTF. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HTF. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of HTF on December 14, 2004, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and HTF (for full year).

Cash and cash equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $188,197 as at December 31, 2004.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Advances to suppliers

The Company advances to certain vendors for purchase of its material in order to receive bulk discount and reserve the unit cost of the merchandise at a bargain rate. Once the inventory is received by the Company, the advance is adjusted against the purchased price. The advances to suppliers amounted to $303,446 at December 31, 2004.

Inventories

Inventories comprised of software Compact disk, Computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower. Inventories are typically sold through distributors.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

The Company has Capital work on progress representing the construction in progress of the Company's manufacturing plant amounting $516,365. Capital work in progress has been included in Building and improvement in the accompanying financial statements.

Software development costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004, there were no significant impairments of its long-lived assets.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

License Revenue. The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Services Revenue. Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during 2004.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the year ended December 31, 2004 was $87,615.

Research and Development Costs

Research and development costs are charged to operations as incurred and amounted to $179,601 in 2004.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2004, the Company has not granted any stock options.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company is exempted from income tax in 2004. The Company will also have half of its income taxes exempt from 2005 to 2007.

The Company had income tax exemption saving of $6,867 ($68.7 per share) in the year ended December 31, 2004.

Foreign currency transactions and comprehensive income (loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of HTF is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain amounted to $2,394 for the year ended December 31, 2004. Accumulated other comprehensive income amounted to $10,821 on December 31, 2004.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2005. The Company believes that the adoption of this standard will have no material impact on its financial statements.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

3.    INVENTORIES

Inventories at December 31, 2004 consist of the following:

      Raw and packing materials                       $      130,940
      Finished goods                                          85,985
      Work in process                                         95,121
                                                      --------------
      Total                                           $      312,046
                                                      ==============

4.    PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2004 as follows:

      Building & improvement                          $       34,322
      Capital work in progress                               516,365
      Machinery & equipment                                  185,113
      Furniture and fixture                                   15,887
      Software                                                88,179
                                                      --------------
                                                             839,866
      Less: Accumulated depreciation
            & amortization                                  (185,516)
                                                      --------------
                                                      $      654,350
                                                      ==============

Depreciation expense for the year ended December 31, 2004 was $ 56,944.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.    OTHER RECEIVABLE

Other receivable at December 31, 2004 consist of the following:

      Receivable for sale of property                 $      126,324
      Subsidy receivable                                      63,185
      Loans to employees                                      37,809
      Miscellaneous                                            9,034

                                                      --------------
      Total                                           $      236,352
                                                      ==============

In 2004 the Company sold a building property for $282,303 resulting in gain on disposal of $7,289. The amount was recoverable by September 10, 2004. As of December 31, 2004, the Company has a receivable of $126,324 on this transaction.

The Company has a subsidy receivable from the local government amounting $63,185 for enhancement of the Company's technology.

6.    SHORT TERM LOAN

As of December 31, 2004, the Company has a short term loan payable amounting $121,000 to a non related party. The loan is unsecured, non-interest bearing and due on demand.

7.    TAXES PAYABLE

The Company has taxes payable amounting $77,288 as of December 31, 2004. The taxes payable consisted of Value-added tax of $74,654 and other miscellaneous taxes of $2,634.

8.    SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid interest of $0 during the year ended December 31, 2004. The Company did not pay income tax during the years ended December 31, 2004.

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2004, the Company disposed off a building for receivable amounting $282,303.

9.    EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries. The total expense for the above plan amounted to $41,290 for the year ended December 31, 2004.

10.   STATUTORY RESERVE

In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $4,578 as statutory reserve on December 31, 2004.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.   STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

      (i)   Making up cumulative prior years' losses, if any;

      (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

      (iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

      (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The amount included in the statutory reserve for the year ended December 31, 2004 amounted to $2,289.

12.   SHAREHOLDERS' EQUITY

The Company was incorporated on May 28, 2004 in the territory of the British Virgin Islands. The Company issued 100 shares of its common stock of $1 par value to its founder on its inception.

On December 14, 2004, the Company entered in to an agreement with the shareholders of HTF to acquire all the issued and outstanding stock of HTF for HK$2 (US $0.25). The shareholders of the Company owned HTF, prior to acquisition, in the same ratio as of their ownership ratio in the Company.

The acquisition has been recorded as a recapitalization of HTF, with HTF being treated as the continuing entity. The historical financial statements presented are those of HTF. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

13.   MAJOR CUSTOMERS AND VENDORS

Major customers and vendors represent those who accounted for 10% or over of the Company's total net revenue or purchase, respectively.

The Company did not have a major customer in the year ended December 31, 2004.

One major vendor provided 30% of the Company's purchases for the year ended December 31, 2004. The Company did not have a payable to this vendor on December 31, 2004.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.   OTHER INCOME

Technical Subsidy - The Company received subsidy income of $60,500 from local government, which grants such subsidy to middle-small enterprise to enhance its technology.

Value added tax refund (VAT) - The Company received an amount of 92,065 as Value added tax refund from the local government, which supports local high-tech enterprises.

15.   COMMITMENT, CONTINGENCY AND ILLEGAL ACT

Commitment:

HTF leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years from February 25, 2003 to February 24, 2006 at a monthly rent of approximately $4,400 (including property management and area condition maintenance fees). The rent is subject to adjustment by the landlord after February 25, 2005. The lease is renewable for an indefinite period of time upon one month's prior notice. HTF receives a rent subsidy of approximately $1,546 per month from July 1, 2003 to February, 2005 under the Agreement for the Entrance of Software into Shenzhen Software Enterprise Zone dated June 10, 2003.

The Company leases a sales office of in Beijing, China on a year to year base. The current term is from January 1, 2005 to December 31, 2005 at a monthly rent of $1,561 (including management and air-condition maintenance fees).

Future lease commitment for the twelve month periods ended December 31 is as follows:

                        2005                   $  53,028
                        2006                       5,716
                                               ---------
                        Total                  $  58,744
                                               =========

Contingency and illegal Act:

On December 15, 2003, the company purchased a property for $513,577 (RMB 4,250,724). On December 24, 2003, the president of the company borrowed $359,129 (RMB 2,970,000) from China Xing Ye Bank, Shenzhen Xiang Mi Hu Branch. The loan was obtained by mortgaging the property owned by the company. The term of the loan was from on December 31, 2003 to December 31, 2023, with an installment payable each month during the term of the loan. The company's by-laws did not permit such an act by an officer of the company.

      The company sold the property on April 20, 2005 for $540,050 (RMB 4,463,230). The company paid a commission fee of $18,253 (RMB 150,858) to a consultant.


16.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

17.   SUBSEQUENT EVENTS

On December 23, 2004, the Company signed an Agreement under which the shareholders of the Company shall sell, assign, transfer, convey and deliver 100% of the issued and outstanding shares of the Company, to ATLANTIS ACQUISITION CORP II, INC. (SUB) in exchange for the issuance to the shareholders of the Company 8,856,000 shares of SUB representing 82% of the issued and outstanding common stock of SUB. On January 31, 2005, the shareholders of the Company and SUB mutually agreed to rescind the agreement.

                 HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On January 31, 2005, the China International Enterprises Corp. (CIEC), a Delaware corporation, acquired 100% outstanding shares of the Company from its shareholders in exchange of 9,000,000 shares of common stock of CIEC, representing 83.33% of the issued and outstanding common stock of CIEC. CIEC was incorporated on January 13, 2005.

CIEC has authorized (a) Sixty Million  (60,000,000)  Shares of common stock, and
(b) One Million (1,000,000) shares of Preferred Stock, par value .001 per share, none of the preferred shares have been issued or outstanding.

The exchange of shares with CIEC will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the Company will obtain control of CIEC. Accordingly, the merger of the two companies will be recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Shenzhen Hengtaifeng Technology Co., Ltd.

We have audited the accompanying balance sheet of Shenzhen Hengtaifeng Technology Co., Ltd. as of December 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Hengtaifeng Technology Co., Ltd. as of December 31, 2003 and the results of their operations and cash flows for the years ended December 31, 2003in conformity with accounting principles generally accepted in the United States of America.


                                       /s/ Rosenberg Rich Baker Berman & Company

                                       Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
April 24, 2004, except for Note Commitments and Contingencies, as to which the date is May 25, 2005.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                                  Balance Sheet
                                December 31, 2003

        Assets
Current Assets
     Cash and equivalents                                                        $    378,711
     Accounts receivable, net                                                         475,299
     Inventories                                                                      329,561
     Loans receivable - employees                                                      37,660
     Loans receivable - other                                                           9,147
     Loan to officers                                                                 199,620
     Other receivable                                                                  68,708
     Deposits                                                                         326,702
     Prepaid expenses                                                                   6,053
                                                                                 ------------

        Total Current Assets                                                        1,831,461
                                                                                 ------------

Property, plant and equipment, net                                                    981,167
Security deposit                                                                        7,946
                                                                                 ------------

        Total Assets                                                                2,820,574
                                                                                 ============

        Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable and accrued expenses                                             84,470
     Notes payable                                                                    761,172
     Current maturities of long-term debts                                              5,796
     Loans payable - other                                                              5,392
     Customer deposits                                                                 30,055
     Payroll payable                                                                   23,423
     Welfare payable                                                                   66,172
     Taxes payable                                                                     75,898
                                                                                 ------------

        Total Current Liabilities                                                   1,052,378
                                                                                 ------------

Long-term debt, net of current maturities                                             149,401
                                                                                 ------------

        Total Liabilities                                                           1,201,779
                                                                                 ------------
Commitment and Contingency

Stockholders' Equity
     Common stock, $0.12 par value, 10,000,000 shares authorized, issued and
        outstanding                                                                 1,200,000
     Accumulated other comprehensive income                                             8,427
     Retained earnings                                                                410,368
                                                                                 ------------

        Total Stockholders' Equity                                                  1,618,795
                                                                                 ------------

        Total Liabilities and Stockholders' Equity                               $  2,820,574
                                                                                 ============

See notes to the financial statements.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                             Statement of Operations



                                                     Year Ended
                                                     December 31
                                                        2003
                                                    ------------
Net Sales                                           $  2,206,757
Cost of Good Sold                                        891,938
                                                    ------------

        Gross Profit                                   1,314,819
                                                    ------------

Selling Expenses                                         297,926
General and Administrative Expenses                      288,526
Research and Development                                 125,266
                                                    ------------

        Total Operating Expenses                         711,718
                                                    ------------

Income (Loss) From Operations                            603,101
                                                    ------------

Other Income (Expense)
     Interest income                                       1,677
     Interest expenses                                   (33,040)
     Other income                                        138,099
     Other expenses                                       (2,184)
     Loss on impairment of assets                             --
                                                    ------------

        Total Other Income (Expense)                     104,552
                                                    ------------

Income (Loss) Before Provision for Income Taxes          707,653

Provision for Income Taxes                                    --
                                                    ------------

Net Income (Loss)                                   $    707,653
                                                    ============

Weighted Average Shares Outstanding -
  Basic and Diluted                                   10,000,000
                                                    ============

Net Earning Per Share - Basic and Diluted           $       0.07
                                                    ============


See notes to the financial statements.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                  Statement of Changes in Stockholders' Equity
                      For the Year Ended December 31, 2003

                                                           Common Stock
                                                ---------------------------------
                                                                                                          Accumulated
                                                                       $0.12           Additional          (Deficit)/
                                                                     Par Value           Paid-In        Retained Earnings
                                                    Shares          Stated Value         Capital             Income
                                                --------------     --------------     --------------     --------------
Balance, December 31, 2002                          10,000,000          1,200,000                 --           (297,285)

Net Income                                                  --                 --                 --            707,653
                                                --------------     --------------     --------------     --------------
Foreign Currency Translation Adjustment                     --                 --                 --                 --
                                                --------------     --------------     --------------     --------------

Balance, December 31, 2003                          10,000,000     $    1,200,000     $           --     $      410,368
                                                ==============     ==============     ==============     ==============

                                              Accumulated
                                                  Other
                                              Comprehensive          Total
                                                 Equity          Stockholders'
                                              --------------     --------------
Balance, December 31, 2002                             7,742            910,457

Net Income                                                --            707,653
                                              --------------     --------------
Foreign Currency Translation Adjustment                  685                685
                                              --------------     --------------

Balance, December 31, 2003                    $        8,427     $    1,618,795
                                              ==============     ==============

See notes to the financial statements.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                             Statement of Cash Flows

                                                                                      Year Ended
                                                                                      December 31
                                                                                         2003
                                                                                     ------------
Cash Flows From Operating Activities
     Net Income (Loss)                                                               $    707,653
Adjustments to Reconcile Net Income to Net Cash Provided by
     Operating Activities:
     Depreciation and amortization                                                         55,532
     Bad debt expenses                                                                     11,868
     Loss on impairment of assets                                                              --
Decrease (Increase) in Assets
     Accounts receivable                                                                 (203,045)
     Inventories                                                                         (289,833)
     Deposits                                                                             (39,909)
     Security deposit                                                                      (7,608)
     Other receivable                                                                     (68,708)
     Prepaid expenses                                                                      (3,393)
Increase (Decrease) in Liabilities
     Accounts payable                                                                    (119,238)
     Customer deposit                                                                      27,838
     Payroll payable                                                                       11,416
     Welfare payable                                                                       31,528
     Taxes payable                                                                         74,593
     Deferred assets                                                                           --
                                                                                     ------------
        Net Cash Provided by (Used in) Operating Activities                               188,694
                                                                                     ------------

Cash Flow From Investing Activities
     Cash paid for property, plant and equipment                                         (555,016)
                                                                                     ------------
        Net Cash Used in Investing Activities                                            (555,016)
                                                                                     ------------

Cash Flow From Financing Activities
     Proceeds from capital contribution                                                        --
     Proceeds from loans receivable - employees                                                --
     Proceeds from loans to officers                                                       74,394
     Proceeds from loans receivable - other                                                 3,950
     Payment on loans receivable - employees                                              (24,965)
     Payment on loans receivable - others                                                  (7,606)
     Proceeds from notes payable                                                          634,360
     Payment on borrowings - long-term debt                                                (5,424)
                                                                                     ------------
        Net Cash Provided by Financing Activities                                         674,709
                                                                                     ------------

Effect of Exchange Rate Changes on Cash and Equivalents                                       685
                                                                                     ------------

Net Increase in Cash and Equivalents                                                      309,072
Cash and Equivalent at Beginning of Year                                                   69,639
                                                                                     ------------
Cash and Equivalent at End of Year                                                   $    378,711
                                                                                     ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid during the year for:
        Interest                                                                     $     33,040
                                                                                     ============
        Income taxes                                                                 $         --
                                                                                     ============

See notes to the financial statements.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Shenzhen Hengtaifeng Technology Co., Ltd. (the Company) was founded in the People's Republic of China on July 5, 1995, under the name Shenzhen Guangba Trade Development Co., Ltd and amended its name on May 12, 2000. The Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People's Republic of China.

     Cash and Equivalents
         For the purpose of the statements of cash flows, cash equivalents include time deposits, and all highly liquid debt instruments with original maturities of three months or less.

     Allowance for Doubtful Accounts
         The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. The allowance for doubtful accounts as of December 31, 2003 was $17,874.


     Inventories
         Inventories comprised of software compact disk, computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.


     Depreciation and Amortization
         The cost of property, plant and equipment is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets: 39 years for commercial buildings and improvements, 5-10 years for machinery, equipment, and vehicles, 7-10 years for furniture and fixtures, and 3-5 years for software. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

     Revenue Recognition
         The Company recognizes revenues when the following four situations have been met: (i) delivery has occurred or service has been rendered (ii) the delivery has been accepted by the customer and the product is satisfactorily tested (iii) collectibility is reasonably assured (iv) no other significant obligations of the Company exist, other than normal warranty support.


         License Revenue: The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

         Services Revenue: Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during 2003.


     Advertising Costs
         Advertising costs are expensed as incurred and amount to $65,647 in
         2003

     Shipping and Handling Costs
         Shipping and handling costs are charged to costs of goods sold as incurred and amounted to $1,012 in 2003.

     Research and Developments Costs
         Research and development costs are charged to operations as incurred and amounted to $125,266 in 2003.


     Software development costs
         The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

         The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over five years, whichever method results in a higher level of amortization.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -(Continued)

     Translation of Foreign Currencies
         The financial statements of the Company are measured in Chinese Yuan and then translated to U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates from year-to-year are accumulated in a separate component of members' equity under accumulated other comprehensive income (loss).

     Income Taxes
         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for differences between the basis of financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are recognized for operating losses that are available to offset future income taxes.

         According to the Provisional Regulation of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company is approved by Shenzhen local tax bureau, the Company is exempt from income tax in 2003 and 2004. The Company will also have half of it's income taxes exempt from 2005 to 2007.


         The Company had income tax exemption savings of $129,925 (0.01 per share) in the year ended December 31, 2003.


     Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

     The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

     Major Customers:
         The following summarizes sales to major customers (each 10% or more of sale):

                                                     Sales to                    Number of                  Percentage
                 Year Ended                       Major Customers                Customers                   of Total
-------------------------------------------   ----------------------      ----------------------      ---------------
                    2003                      $              524,922                           1                 23.8%

     Major Suppliers:

         The following summarizes purchases from major suppliers (each 10% or more of purchases):

                                                  Purchases from                 Number of                  Percentage
                 Year Ended                       Major Suppliers                Suppliers                   of Total
-------------------------------------------   ----------------------      ----------------------      ---------------
                    2003                      $              709,617                           1                 63.6%

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements

INVENTORIES

     Inventories at December 31, 2003 consist of the following:

        Raw materials                                                              $    217,604
        Working in process                                                                9,562
        Finished goods                                                                  102,395
                                                                                   ------------
            Total                                                                  $    329,561
                                                                                   ============

DEPOSITS

     Deposits represent amounts paid to suppliers in advance

LOAN TO OFFICERS

     Loan to officers are unsecured, non-interest bearing and due upon demand

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at cost, less accumulated depreciation and amortization at December 31, 2003 consists of the following:

        Buildings and improvement                                                  $    843,832
        Machinery and equipment                                                         175,836
        Furniture and fixture                                                            19,731
        Software                                                                         87,468
                                                                                   ------------
            Subtotal                                                                  1,126,867
        Less accumulated depreciation and amortization                                  145,700
                                                                                   ------------
            Total                                                                  $    981,167
                                                                                   ============

      Depreciation and amortization expense charged to operations was $55,532 in 2003.

      On December 2003, the Company purchased a building for $513,577. The building was financed by a loan from the Company's Chairman and President, Mr. Yuan Qing Li. In consideration of the officer financing the building, the Company has collateralized his personal loan in the amount of $358,838 with the building. The terms of the loan were 20 years starting from December 31, 2003 to December 31, 2023, with an installment payable each month during the terms. The Company sold the property on April 20, 2005 for $540,050.


LOANS RECEIVABLE - EMPLOYEES

     Loans receivable - employee are unsecured, non-interest bearing and due on demand.

LOANS RECEIVABLE - OTHER

     Loans receivable - other represent unsecured loans to non-related third parties, non-interest bearing and due upon demand.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements



OTHER RECEIVABLES

     Other receivables represent a receivable from the ShenZhen local government of $4,650 for a rent subsidy and $64,058 for a Value Added Tax Refund from the state tax bureau in Guandong, China.

NOTES PAYABLE

     The notes payable is comprised of the following:

     Note to Huaxin Branch of Shenzhen Commercial Bank Interest at 5.841% due
        quarterly, and principal due April 4, 2004. Guaranteed by an unrelated third party.
                                                                                         $  362,463

     Note to Zhenxing Branch of Construction Bank
        Interest at 4.8675% due quarterly, and principal due April 14, 2004.
        Guaranteed by an unrelated third party.
                                                                                            302,052

     Note to Caitian Branch of Shenzhen Commercial Bank
        Interest at 6.372% due quarterly, and principal due December 8, 2004.
        Guaranteed by an unrelated third party.
                                                                                             96,657
                                                                                         ----------

     Total Notes Payable                                                                 $  761,172
                                                                                         ==========

      Guarantees

      The note to Huaxin Branch of Shenzhen Commercial Bank is guaranteed by an unrelated third party with similar debt. Although the debt of the third party had been paid as of September 30, 2003, the Company's debt is still guaranteed by them as of December 31, 2003 with no cost.

      The note to Zhenxing Branch of Construction Bank is guaranteed by payment to an unrelated third party at a cost of $9,062 annually.

      The note to Caitian Branch of Shenzhen Commerical Bank is guaranteed by an unrelated third party and a shareholder of the Company. In exchange for the unrelated third party guarantee, the Company paid them $200.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements


LONG-TERM DEBT

     Long-term debt is comprised of the following at December 31, 2003

     Mortgage Note                                                                                $      155,197
        Interest at 5.04% due in equal monthly installments of  $1,124, including interest through March 27, 202.The mortgage secured by the Company's building with a net book value of $268,062
        Less Current Maturities                                                                            5,796
                                                                                                  --------------
        Long-Term Debt, Net of Current Maturities                                                 $      149,401
                                                                                                  ==============

     Total maturities of long-term debt are as follows:

     Year Ending December 31,
        2004                                                                                     $        5,796
        2005                                                                                              6,095
        2006                                                                                              6,409
        2007                                                                                              6,745
        2008                                                                                              6,398
        Thereafter                                                                                      123,754
                                                                                                 --------------
        Total minimum payments required                                                          $      155,197
                                                                                                 ==============

LOANS PAYABLE - OTHER

     Loans payable - other represents unsecured loans from non-related third parties, non-interest bearing and due upon demand.

TAXES PAYABLE

     Taxes payable were $75,898 as of December 31, 2003, and consist of the following:


        Value-added Tax                                                                         $       74,543
        Education and surplus tax                                                                        1,037
        City construction tax                                                                              318
                                                                                                --------------
            Total taxes payable                                                                 $       75,898
                                                                                                ==============

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements

EMPLOYEE WELFARE PLAN

     The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries.

     The total expense for the above plan amounted to $41,571 for the year ended December 31, 2003.

WARRANTIES

     The Company warrants that all software developing and distributing by it will be free under normal use for a period of one year from the date of accepted by clients. The Company's experience for costs and expenses in connection with such warranties has been minimal and through December 31, 2003, no amount has been reserved.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The current carrying amounts of the Company's cash and equivalents, accounts receivable, loan receivable, accounts payable and accrued expenses, and loan payable approximate their fair values on December 31,2003 due to the short term maturities of these financial instruments. For long-term investments, fair values are estimates based on quoted market value.

NEW ACCOUNTING PRONOUNCEMENTS

     In April 2003, the FASB issued SFAS Statement No.149,"Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No.133,Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

     In May 2003, the FASB issued SFAS Statement No.150", Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

                    Shenzhen Hengtaifeng Technology Co., Ltd.
                        Notes to the Financial Statements


NEW ACCOUNTING PRONOUNCEMENTS (Continued)

     In November 2002, the FASB issued Interpretation No.45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements are effective for the Company during the third quarter ending March 31, 2003. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

     In January 2003, the FASB issued FASB Interpretation No.46 ("FIN 46"),Consolidation of Variable Interest Entities, an Interpretation of ARB No.51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31,2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
China International Enterprises Corp.

We have audited the accompanying balance sheet of China International Enterprises Corp. (a Delaware Corporation) as of January 30, 2005 and the related statement of operations, stockholders' deficit, and cash flows for the period from January 13, 2005 (inception) through January 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China International Enterprises Corp. as of January 30, 2005, and the results of its operations and its cash flows for the period from January 13, 2005 (inception), to January 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not earned any revenue since its inception. This factor as discussed in Note 3 to the financial statements raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc
KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
February 10, 2005

                      CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                                  BALANCE SHEET
                                JANUARY 30, 2005

                                     ASSETS

CURRENT ASSETS:
          Cash & cash equivalents                                         $         --

                                                                          ------------
                                                                          $
                                                                          ============

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
          Accrued expenses                                                $        375

STOCKHOLDERS' DEFICIT
          Common stock, .001 par value; Authorized
           shares 60,000,000; Issued and outstanding shares 1,800,000               --
          Deficit accumulated during the development stage                        (375)
                                                                          ------------
                   Total stockholders' deficit                                    (375)

                                                                          ------------
                                                                          ------------
                                                                          $         --
                                                                          ============

   The accompanying notes are an integral part of these financial statements.

                      CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                             STATEMENT OF OPERATIONS
         FOR THE PERIOD JANUARY 13, 2005 (INCEPTION) TO JANUARY 30, 2005

Net revenue                                               $           --

Operating expenses
        organization cost                                            375

                                                          --------------
Operating loss                                                      (375)

Provision for income tax                                              --

                                                          --------------
Net loss                                                  $         (375)
                                                          ==============

Basic and diluted net loss per share                      $        (0.00)
                                                          ==============

Basic and diluted weighted average shares outstanding          1,800,000
                                                          ==============

   The accompanying notes are an integral part of these financial statements.

                      CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
         FOR THE PERIOD JANUARY 13, 2005 (INCEPTION) TO JANUARY 30, 2005

                                                                Common stock                Deficit
                                                         -----------------------------     accumulated         Total
                                                           Number of                     during develop-     stockholders'
                                                            shares           Amount         ment stage         deficit
                                                         ------------     ------------     ------------      ------------
Balance at January 13, 2005 (inception)                            --     $         --               --                --

Issuance of common stock                                    1,800,000               --               --                --

Net loss for the period January 13, 2005 (inception)
        through January 30, 2005                                   --               --             (375)             (375)

                                                         ------------     ------------     ------------      ------------
Balance at December 30, 2005                                1,800,000     $         --             (375)             (375)
                                                         ============     ============     ============      ============


   The accompanying notes are an integral part of these financial statements.

                      CHINA INTERNATIONAL ENTERPRISES CORP.
                         (A development stage company)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD JANUARY 13, 2005 (INCEPTION) TO JANUARY 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                    $       (375)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
        Increase in current assets and current liabilities:
                 Accrued expense                                         375
                                                                ------------
    Net cash used in operating activities                                 --
                                                                ------------

NET INCREASE IN CASH & CASH EQUIVALENTS                                   --

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                --

                                                                ------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                         $         --
                                                                ============

   The accompanying notes are an integral part of these financial statements.

                     CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

China International Enterprises Corp. ("the Company") is a development stage enterprise incorporated in the State of Delaware on January 13, 2005. The Company has had no significant operations since its inception. The Company is authorized to do any legal business activity as controlled by Delaware law.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company's fiscal year ends on December 31, 2005.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accrued expenses

Accrued expenses at January 30, 2005 amounted to $375, which comprised of organization costs.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Start-Up Costs

Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

                     CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company`s planned principal operations have not commenced, and, accordingly, no revenue has been derived during this period.

Accounting developments

In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations

                     CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS

subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

3.    GOING CONCERN

As of January 30, 2005, the Company has no operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue from operations since its inception. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. On January 31, 2005, the Company acquired 100% outstanding shares of Heng Xing Technology Group Development Limited from its shareholders in exchange of 9,000,000 shares of common stock of the Company, representing 83.33% of its issued and outstanding common stock on the date of acquisition (note 6). Heng Xing Technology Group Development Limited is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. which is located in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People's Republic of China.

4.    SHAREHOLDERS' EQUITY

The Company has authorized (a) Sixty Million (60,000,000) shares of common stock, par value .001 per share and (b) One Million (1,000,000) shares of Preferred Stock, par value .001 per share, none of which shares shall be issued and outstanding.

On the formation of the Company, the Company issued 1,800,000 shares representing the initial capitalization of the Company.

5.    INCOME TAXES

As the Company has not generated taxable income since its inception, no provision for income taxes has been made. At January 30, 2005, the Company did not have any significant net operating loss carry forwards, deferred tax liabilities or deferred tax assets.

6.    SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company has paid $0 for income tax and none for interest, since its inception through January 30, 2005.

7.    SUBSEQUENT EVENTS

On January 31, 2005, the Company, acquired 100% outstanding shares of Heng Xing Technology Group Development Limited from its shareholders in exchange of

                     CHINA INTERNATIONAL ENTERPRISES CORP.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS

9,000,000 shares of the Company's common stock, representing 83.33% of the issued and outstanding common stock of the Company at the date of the acquisition.

Heng Xing Technology Group Development Limited ("HXT") is a British Virgin Islands Corporation, incorporated on May 28, 2004. HXT is authorized to issue of 50,000 shares of common stock of $1 par value. HXT is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. ("HTF"). HTF was founded in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People's Republic of China on July 1995, under the name Shenzhen Guangba Trade Development Co., Ltd. HTF is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People's Republic of China.

The exchange of shares with HXT will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of HXT obtained the control of the Combined Company. Accordingly, the merger of the two companies will be recorded as a recapitalization of HXT, with the HXT being treated as the continuing entity.

The condensed financial statements of HXT, as on December 31, 2004, are as follows:

Balance Sheet:

Total current assets                           $  1, 299, 934
Property & equipment                                  654,350
Deposits                                                9,316
                                               --------------
Total assets                                   $   1, 963,600
                                               ==============

Current liabilities                            $      296,628
Stockholders' equity                                1,666,972
                                               --------------
Total liabilities and stockholders' equity     $    1,963,600
                                               ==============

Income Statement:

Net Revenue                                    $    1,373,079
Cost of revenue                                       377,676
                                               --------------
       Gross profit                                   995,403

Total Operating expenses                            1,127,114
                                               --------------
       Loss from operations                          (131,711)

VAT tax refund                                         92,065
Technology subsidy                                     60,500
Other income                                           24,929
                                               --------------
       Total other income                             177,494
                                               --------------

Net income                                     $       45,783
                                               ==============

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    Indemnification of Directors and Officers

      Pursuant to Article V, Section 1 of our By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 25.    Other Expenses of Issuance and Distribution

Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:
            SEC Registration Fee                $127.12
            Printing Expenses                   *
            Legal Fees and Expenses             $40,000
            Accountants' Fees and Expenses      $80,000
            Blue Sky Fees and Expenses          *
            Miscellaneous Expenses              *
            Total                               *
*to be supplied by amendment

ITEM 26.    Recent Sales of Unregistered Securities

      In the preceding three years, we have issued the following securities that were not registered under the Securities Act:

      On January 31, 2005, we issued and sold for $.001 per share the following number of shares to the following persons:

            Name                            Shares
            ----                            ------
             Huakang Zhou                  540,000

      On January 31, 2005, we issued 610,000 shares of Common Stock to Warner and 650,000 shares of Common stock to AUS as partial payment for services provided to us, as described more fully in the prospectus to this Registration Statement under the heading "Certain Relationships and Related Party Transactions".

      The issuance of the above shares was accomplished in reliance upon Section 4(2) of the Securities Act. The facts relied upon for the exemption were that the purchasers were sophisticated investors and the shares were offered and sold in a private transaction.

      On January 31, 2005, we issued an aggregate of 9,000,000 shares of our Common Stock to three persons in exchange for the transfer to us of all of the outstanding common stock of Heng Xing Technology Group Development Corp., a British Virgin Islands company. The issuance of the shares was accomplished in reliance upon Regulation S promulgated under the Securities Act. The facts relied upon for the exemption were that each of the persons acquiring our Common Stock in the transaction was a non-U.S. person as defined under the Securities Act.

ITEM 27.    Exhibits

3.1 Certificate of Incorporation. (1)

3.2 By-laws.(1)

5.1 Opinion re legality of the Common Stock being registered. (1)

10.1 Share Exchange Agreement, dated as of January 31, 2005 among the Company, Heng Xing Technology Group Development Limited, Li Yuan Qing, Chen Ling and Qiu Zhen Liang. (1)

10.2 Cooperation Agreement for Lenovo Products and its Business Terms , dated March 24, 2004, by and between Lenovo (Shenzhen) Co., Ltd. and Shenzhen Hengtaifeng Technology Co., Ltd.*


10.3 Cooperation Agreement of Service Channel with Lenovo (Master Agreement) and Commercial Articles dated March 31, 2005 by and between Lenovo (Shenzhen) Co., Ltd, and Shenzhen Hengtaifeng Technology Co., Ltd.*


10.4 Co-development Agreement dated November 12, 2002, by and between Shenzhen Small & Medium Enterprises Credit Guarantee Center.*

10.5 PartnerWorld Agreement - International Basic Terms, dated December 12, 2000, between the Company and IBM.*

16.1 Letter of Rosenberg Rich Baker Berman & Company on Change of Certifying Accountant.*

21.1 List of subsidiaries. (1)

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 is contained in the opinion annexed at Exhibit 5.1 (1)

23.2 Consent of Kabani & Company, Inc. to the use of their report.*

23.3 Consent of Rosenberg Rich Baker Berman & Company to the use of their report.*
-------------------------
      *   Filed herewith.
      (1) Previously filed with the Company's Preliminary Registration Statement on Form SB-2 filed with the Commission on February 28, 2005.

ITEM 28.    Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in the City of Shenzhen, PRC, on May 27, 2005.


                        CHINA INTERNATIONAL ENTERPRISES CORP.

                                                  By: /s/ Li Yuan Qing
                                                  --------------------
                                                  Li Yuan Qing
                                                  Chief Executive Officer and
                                                  Director

                                                  By: /s/ Shen Ding Hong
                                                  ---------------------
                                                  Chief Accounting Officer
                                                  Chief Financial Officer
                                                  and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name and Title                                                Date

/s/ Li Yuan Qing
----------------------------------                          May 27, 2005
Li Yuan Qing
Chief Executive Officer and Director

/s/ Shen Ding Hong
----------------------------------                          May 27, 2005
Shen Ding Hong
Chief Accounting Officer
Chief Financial Officer and Director

/s/ Wu Jian Ping                                            May 27, 2005
----------------------------------
Wu Jian Ping, Director

/s/ Norman Fuchs
---------------------------------------                     May 27, 2005
  Norman Fuchs, Director